Exhibit 10.5
[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DATED

May 9, 2017

JOINT VENTURE AGREEMENT

between

SOFTBANK GROUP CAPITAL LIMITED.

and

GUARDANT HEALTH, INC.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS JOINT VENTURE AGREEMENT is dated May 9, 2017.
PARTIES

(1)	SoftBank Group Capital Limited, a company organized under the laws of the United Kingdom, having a mailing address of 1 Circle Star Way, San Carlos, CA 94070, United States (“SoftBank”); and

(2)	Guardant Health, Inc., incorporated in the State of Delaware, United States, whose principal place of business is at 505 Penobscot Drive, Redwood City, California 94063 (“Guardant”),
each of which is a “party”, and together the “parties”.
BACKGROUND

(A)	SoftBank and Guardant have agreed to form and jointly own a new private international limited liability company (“JV”).

(B)	The JV will carry on business on the terms and conditions of this agreement.

(C)	SoftBank and Guardant will exercise their rights in relation to the JV in accordance with the terms and conditions of this agreement.
AGREED TERMS

1.	INTERPRETATION

1.1	The following definitions apply in this agreement.
“Affiliate” means any corporation, partnership or other business entity that, directly or indirectly, is controlled by, controls, or is under common control with a party or other entity. For purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Notwithstanding the foregoing, the JV shall not be considered an Affiliate of either party for purposes of this agreement.
“Aggregate Purchase Price” means the Purchase Price or the Original Purchase Price, as applicable, multiplied by the number of Shares sold pursuant to the Put Right or Call Right, as applicable.
“Ancillary Agreements” means (a) the License Agreement, (b) the Distribution Agreement, (c) the Assignment Agreement, (d) the Services Agreement (to the extent the parties agree prior to Closing that a Services Agreement is needed), and (e) the Supply Agreement (to the extent the parties agree prior to Closing that a Supply Agreement is needed).
“Announcement” has the meaning given in clause 19.1.
“Anticorruption Law” means laws, regulations, directives and statutes, in each case, relating to anti-bribery or anticorruption, which apply to the business and dealings of the JV, including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of

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anything of value (including gifts or entertainment), directly or indirectly, to any government official to obtain a business advantage; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery of 2010, as amended and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Assigned Local Distribution Contracts” means those certain distribution contracts relating solely to the Business in the Territory as set forth on Exhibit A of the Assignment Agreement.
“Assignment Agreement” means that certain agreement relating to the transfer, on or before January 1, 2018, of the Assigned Local Distribution Contracts by Guardant to the JV, as agreed between the parties.
“Board” means the board of directors of the JV as constituted from time to time.
“Business” has the meaning given in clause 2.1.
“Business Day” means a calendar day (other than a Saturday or Sunday) when banks in San Francisco, California are open for business.
“Business Plan” has the meaning given in clause 8.1.
“Call Closing Date” has the meaning given in clause 15.2(b)(i).
“Call Exercise Notice” has the meaning given in clause 15.2(b)(i).
“Call Exercise Notice Date” has the meaning given in clause 15.2(b)(i).
“Call Right” has the meaning given in clause 15.2(a).
“Call Shares” has the meaning given in clause 15.2(b)(i).
“Ceiling” has the meaning in clause 15.1(b)(ii).
“Change of Control Trigger” means (i) any sale, lease or other disposition of all or substantially all of the assets of Guardant; or (ii) any merger, recapitalization, amalgamation, spin-off, spin-out, consolidation, or similar transaction involving a Change of Control of Guardant.
“Closing” means the completion of the formation of the JV and related transactions in accordance with clause 5.
“Closing Date” has the meaning given in clause 5.1.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Conditions” mean the conditions set out in clause 4.
“Confidential Information” has the meaning given in clause 18.1.
“Change of Control,” with respect to a party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

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(a)	the closing of the sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or substantially all of a party’s assets;

(b)
the consummation of the merger or consolidation of such party with or into another entity (except a merger or consolidation in which the holders of capital stock of such party immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of such party or the surviving or acquiring entity);

(c)
the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of such party’s securities), of such party’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of such party (or the surviving or acquiring entity); or

(d)
a liquidation, dissolution or winding up of such party; provided, however, that a transaction shall not constitute a Change of Control if its sole purpose is to change the state of such party’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held such party’s securities immediately prior to such transaction.

“Corrupt Acts” has the meaning given in clause 9.1(c)(i).
“Deadlock Matter” has the meaning given in clause 11.1.
“Deadlock Trigger” means the existence of a Deadlock Matter which cannot be settled in accordance with clause 11.1.
“Direct License” has the meaning given in clause 2.2(a).
“Disinterested Directors” has the meaning given in clause 6.8.
“Distribution Agreement” means that certain distribution agreement between Guardant (or a Guardant Affiliate or designee) and the JV under which the JV will market, sell and distribute the Tests and Testing Services (including through third party sub-distributors) in the Distribution Territory in accordance with the Distribution Model. Under the Distribution Agreement, the JV will be the exclusive distributor of the Tests and Testing Services in the Territory, subject to the Assigned Local Distribution Contracts.
“Distribution Model” means the business model whereby the Tests are marketed and sold by the JV or a third party distributor in any particular country, and the Testing Services are performed by or on behalf of Guardant or its Affiliates outside of such country on Samples obtained by the JV (or a third party sub-distributor) in such country.
“Distribution Territory” means all countries in the Territory where the Distribution Model applies, in accordance with clause 2.2.
“Effective Date” means the date of the Second Tranche Closing, as defined the Series E Stock Purchase Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Encumbrance” means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or right to acquire any of the foregoing interests.
“Fair Value” has the meaning given in clause 14.1.
“Final Fair Value Notices” has the meaning given in clause 14.1.
“Financial Year” in relation to the JV, means its financial accounting period of twelve (12) months ending on March 31 or such shorter period commencing on the date of incorporation of the JV and ending on the immediately succeeding March 31st thereafter.
“Financing Agreements” mean and include that certain (a) Series E Stock Purchase Agreement and (b) each of the following to be executed and delivered in connection therewith: (i) the Amended and Restated Investors’ Rights Agreement by and among Guardant and the investors listed on Schedule A thereto, (ii) the Amended and Restated Voting Agreement by and among Guardant and the holders of preferred stock listed on the schedule attached as Schedule A thereto and the holders of common stock and certain holders of options, warrants or other rights to acquire common stock listed on Schedule B thereto, and (iii) the Amended and Restated First Refusal and C-Sale Agreement by and among Guardant and the holders of capital stock listed on Exhibit A thereto.
“Fiscal Year” of the JV means the JV’s annual accounting period ending on December 31 of each year or such other date as may be required by the Code or determined by the Board.
“Guardant” has the meaning given in the Recitals.
“Guardant Director” means any director appointed to the Board by Guardant.
“Guardant Share Price” has the meaning given in clause 14.1.
“Guardant Put/Call Shares” has the meaning given in clause 15.1(c).
“Guardant Shares” has the meaning given in clause 3.2.
“Insolvency Call Notice” has the meaning given in clause 13.3.
“IPO Trigger” means the effective time of the initial public offering of Guardant.
“JV” has the meaning given in the Recitals.
“JV Change of Control” means any transaction or series of related transactions involving (A) any sale, lease or other disposition of all or substantially all of the assets of the JV; or (B) any merger, recapitalization, amalgamation, spin-off, spin-out, consolidation, or similar transaction involving a Change of Control of the JV.
“JV License” has the meaning given in clause 2.2(b).
“License Agreement” means a form license agreement, versions of which will be entered into post-Closing between Guardant and either the JV or a Licensee in accordance with clause 2.2, under which JV or a Licensee will be granted a license to use, make, have made, sell, offer for sale, market, distribute, commercialize, import, perform, display, and otherwise exploit Tests and perform the Testing Services, and under certain conditions research and develop Tests and Testing

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Services, in a particular country in the License Territory in accordance with the License Model (or grant rights to sublicensees to do the same).
“Licensee” means an Affiliate of JV or an entity designated by the JV.
“License Model” means the business model whereby either the JV or a Licensee is licensed to market and sell the Tests in any particular country, and to perform (or have performed) the Testing Services in such country, on Samples obtained in such country.
“License Territory” means all countries in the Territory where the License Model applies, in accordance with clause 2.2.
“Major Shareholder” means (a) Guardant and any Guardant Affiliate holding outstanding Shares, provided that Guardant and any such Affiliates collectively hold at least fifty percent (50%) of the Guardant Shares issued at Closing, (b) SoftBank and any SoftBank Affiliate holding outstanding Shares, provided SoftBank and any such Affiliates collectively hold at least fifty percent (50%) of the SoftBank Shares issued at Closing, and (c) any other  Shareholder holding Shares equal to at least thirty percent (30%) of the outstanding Shares.
“Material Adverse Change” means a material adverse change in the regulatory or market conditions applicable to the Business, which would be reasonably likely to have a material adverse effect on the Business taken as a whole.
“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.
“Option Trigger” means the earliest to occur of (a) the Time Based Trigger; (b) the IPO Trigger; (c) the Change of Control Trigger; (d) the Deadlock Trigger; or (e) the other party to this agreement commits a material or persistent breach of this agreement which, if capable of remedy, had not been so remedied within twenty (20) Business Days of the non-breaching party requiring such remedy.
“Original Purchase Price” means the original purchase price paid to the JV for the Put Shares, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such Shares, plus any accrued interest due under clause 15, if any.
“Pro Rata Portion” means, with respect to any Shareholder, a fraction determined by dividing the number of Shares held by such Shareholder by the number of total issued and outstanding Shares of the JV, as of the date of such calculation.
“Purchase Price” has the meaning given in clause 14.1.
“Put Closing Date” has the meaning given in clause 15.1(b)(i).
“Put Exercise Notice” has the meaning given in clause 15.1(b)(i).
“Put Exercise Notice Date” has the meaning given in clause 15.1(b)(i).
“Put Right” has the meaning given in clause 15.1(a).
“Put Shares” has the meaning given in clause 15.1(b)(i).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Related Party” has the meaning given in clause 6.8.
“Related Party Agreement” has the meaning given in clause 6.8.
“Related Party Matter” has the meaning given in clause 6.8.
“Reserved Matters” mean the matters listed in Schedule A.
“Sample” means a blood sample taken from a human subject on which Testing Services will be performed.
“Sample Collection Kit” means the vials and reagents provided to the JV for use in collecting Samples and shipping them to the laboratory at which the Testing Services will be performed on such Sample.
“Series E Stock Purchase Agreement” means that certain Amended and Restated Series E Preferred Stock Purchase Agreement, dated May 9, 2017, by and among Guardant, SoftBank and the other investors listed on Schedule A thereto.
“Services Agreement” means that certain services agreement between Guardant and the JV under which Guardant will provide the certain support services to the JV .
“Share” means an ordinary share of the JV.
“Shareholder Insolvency Event” has the meaning given in clause 13.1.
“Shareholder Insolvency Notice” has the meaning given in clause 13.2.
“Shareholders” mean the holders of Shares in the JV.
“SoftBank” has the meaning given in the Recitals.
“SoftBank Director” means any director appointed to the Board by SoftBank.
“SoftBank Shares” has the meaning given in clause 3.2.
“Subsidiary” in relation to a company wherever incorporated (the holding company), means any other company in which the holding company (or a person acting on its behalf) directly or indirectly holds or controls either:

(a)	a majority of the voting rights exercisable at general meetings of the company; or

(b)	the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of the company, and any company which is a Subsidiary of another company is also a Subsidiary of that company’s holding company.
Unless the context otherwise requires, the application of the definition of Subsidiary to any company at any time shall apply to that company as it is at that time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Supply Agreement” means a supply agreement between Guardant and the JV under which Guardant will supply the JV with Sample Collection Kits and Test Products, as agreed between the parties.
“Tax Distribution” has the meaning given in clause 10.1.
“Territory” means worldwide, excluding the United States, Canada and Mexico and their territories and possessions, Central America, South America, all member states of the European Union as at the date of this agreement (including the United Kingdom), Iceland, Norway, Switzerland and Turkey.
“Test Product” means a kit containing reagents and any materials, information and / or equipment necessary to perform all or part of the Tests, to the extent the parties mutually agree to commercialize such a kit in the Territory as described in clause 2.3, and “Test Products” shall be construed accordingly.
“Testing Services” means the performance by or on behalf of Guardant, the JV, and their Affiliates of the Tests on Samples obtained in the Territory, pursuant to the Distribution Model or the License Model.
“Tests” means those liquid biopsy analyses performed on human Samples to detect and characterize certain genetic sequences and biomarkers associated with cancer which analyses are proprietary to Guardant and which are set forth on Schedule B, and “Test” shall be construed accordingly.
“Time Based Trigger” means the expiration of seven (7) years from the formation of the JV.
“Treasury Regulations” means the income tax regulations promulgated under the Code.
“U.S. Trade Controls” means any laws and regulations administered and maintained by the United States Government and any agency thereof pertaining to economic sanctions and export controls, including, without limitation, the U.S. Department of Commerce’s Export Administration Regulations and the various economic sanctions programs promulgated by OFAC.
“Valuer” has the meaning given in clause 14.1.

1.2
Miscellaneous. Clause, Schedule and paragraph headings do not affect the interpretation of this agreement. References to clauses and Schedules are to clauses of and Schedules to this agreement and references to paragraphs are to paragraphs of the relevant Schedule. The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules. A reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated in accordance with its terms from time to time. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality). Any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. Where the context permits, “other” and “otherwise” are illustrative and shall not limit the sense of the words preceding them. References to a document in agreed form are to that document in the form agreed by the parties in writing. A reference to a law is a reference

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to it as amended, extended, replaced or re-enacted from time to time. A reference to a law shall include all subordinate legislation made from time to time under that law. Any obligation on a person not to do something includes an obligation not to allow that thing to be done. References to times of the day are, unless the context requires otherwise, to San Francisco time and references to a day are to a period of 24 hours running from midnight on the previous day.

2.	BUSINESS OF THE JV

2.1
General. The business of the JV is the sale, marketing and distribution of Tests in the Territory, under either the Distribution Model or the License Model in accordance with clause 2.2, with the goal of accelerating Guardant’s international expansion with respect to such Tests (the “Business”).

2.2
Determination of Business Model. The parties agree that the Board will determine whether the Distribution Model or License Model will apply in a particular country in the Territory. If the Board determines that the License Model will apply in a particular country, the Board will also determine whether to direct that Guardant enter into, for such country, either a “Direct License” or a “JV License”, where those terms have the following meanings:

(a)
“Direct License” shall mean a written license agreement in the form of the License Agreement under which Guardant will grant rights to a Licensee operating in such country allowing the Licensee to market and sell the Tests, and to perform the Testing Services in that country;

(b)
“JV License” shall mean a written license agreement in the form of the License Agreement under which Guardant will grant rights to the JV, allowing the JV to sublicense such rights to a Licensee operating in such country and allowing the Licensee to market and sell the Tests, and to perform the Testing Services, in that country.

For the avoidance of doubt, the consideration received by Guardant under either a Direct License or JV License will be mutually agreed by the parties and specified in the License Agreement. Each Direct License and JV License shall be consistent with the terms set forth in the form of license agreement delivered pursuant to clause 5.3. Other than pursuant to a Direct License or JV License, as directed by the Board as described above, Guardant shall not grant any license (or option to license) with respect to Tests or Testing Services in the Territory.

2.3
Test Products. If the parties mutually agree to commercialize a Test Product in the Territory, they shall discuss in good faith any appropriate adjustments to the terms and conditions of any applicable Direct License or JV License entered into pursuant to clause 2.2 or the Distribution Agreement that are necessary to enable the JV to commercialize such Test Product, as well as any appropriate adjustments to clause 2.2 or the definitions of the License Agreement, Direct License, JV License and/or Distribution Agreement (or the definitions of terms referenced therein). Any such adjustment shall be effective only following the execution by both parties of a written amendment to one (1) or more of: this agreement, any applicable Direct License or JV License entered into pursuant to clause 2.2 or the Distribution Agreement, as applicable. For clarity, it is not anticipated that any such adjustment will involve changes to any portions of this agreement other than clause 2.2 or the definitions of Direct License, JV License, License Agreement and/or Distribution Agreement (or the definitions of terms referenced therein).

2.4
Independent Operation of the JV. Without prejudice to the rights and obligations of the Shareholders set forth in this agreement, the JV (including its Subsidiaries) shall operate as an independent entity separate and apart from the Shareholders.

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3.	FORMING THE JV

3.1
Formation. At or before Closing, SoftBank and Guardant shall form the JV as a limited company in the Cayman Islands or such other jurisdiction that is mutually agreed to by Guardant and SoftBank prior to the Closing. At or before Closing, the parties shall procure that Shareholder and director meetings are held, and resolutions passed, to ensure that the JV shall have the characteristics set out in this agreement.

3.2
Share Capital. The JV shall be authorized to issue a single form of equity, which will be issued to Guardant (the “Guardant Shares”) and to SoftBank (the “SoftBank Shares”) at Closing in accordance with clause 5 below.

3.3	Name. The name of the JV shall be determined by mutual agreement of the parties reasonably prior to the formation of the JV.

3.4
Prior Business Activities. The parties shall procure that before Closing, the JV shall not carry on any trade or business or be engaged in any activities of any sort nor have any assets or liabilities.

4.	CONDITIONS

4.1	Conditions to Closing. Closing is conditional on the satisfaction or waiver of the following Conditions:

(a)	the Financing Agreements shall have been executed and delivered to each party thereto, and the sale and issuance of the Shares in the initial closing contemplated thereby shall have been completed;

(b)	the approval of all relevant competition authorities having been obtained and no relevant competition authorities having raised any objections;

(c)	all other necessary regulatory and governmental consents having been obtained;

(d)	any other necessary third party consents having been obtained;

(e)	no person having commenced any proceedings to prohibit or otherwise challenge the transactions contemplated by this agreement or the Ancillary Agreements;

(f)
no legislation or regulation having been officially proposed or passed that would prohibit or materially restrict the implementation of this agreement or the Ancillary Agreements or the participation by either party in the JV;

(g)	there not having occurred any Material Adverse Change;

(h)	the delivery of the Ancillary Agreements either executed or in agreed form, as contemplated by clause 5.3; and

(i)	the delivery of the Initial Business Plan, as contemplated by clause 8.2.

4.2	Reasonable Efforts. SoftBank and Guardant shall use all reasonable efforts to procure that the Conditions are satisfied as soon as practicable, and in any event no later than 6.00 pm:

(a)	on August 31, 2017; or

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(b)	where a later date has been agreed in writing by SoftBank and Guardant, on that date.

4.3	Waiver. A Condition may only be waived by both parties in writing.

4.4	Notification of Certain Matters. If at any time either party becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it shall immediately inform the other party.

4.5
Survival. If the Conditions have not been satisfied or waived by 6.00 pm on August 31, 2017 or such later date as agreed to in writing by SoftBank and Guardant, this agreement shall cease to have effect immediately after that time on that date except for:

(a)	clause 1 (interpretation);

(b)	this clause (conditions);

(c)	clause 18 (confidentiality);

(d)	clause 20 (miscellaneous); and

(e)	any rights or liabilities that have accrued under this agreement.

5.	CLOSING

5.1
Closing. “Closing Date” means the earlier of (a) the date agreed in writing by the parties, and (b) September 1, 2017, but if the Conditions have not been satisfied or waived in accordance with clause 4 on or before such date, the “Closing Date” shall mean the second Business Day after they are all satisfied or waived. Closing shall take place at 9.00 am San Francisco time on the Closing Date at the offices of SoftBank or any other place agreed in writing by the parties.

5.2	Issuance of Shares. At Closing:

(a)
the parties shall procure that the JV shall issue the SoftBank Shares to SoftBank and take such steps as are necessary to establish SoftBank as the legal owner of the SoftBank Shares in accordance with applicable law, such that SoftBank owns fifty percent (50%) of the equity capital of the JV;

(b)	in consideration for the issuance of the SoftBank Shares, SoftBank shall pay forty-one million US Dollars (US $41 million) by wire transfer of immediately available funds to the JV;

(c)
the parties shall procure that the JV shall issue the Guardant Shares to Guardant and take such steps as are necessary to establish Guardant as the legal owner of the Guardant Shares in accordance with applicable law, such that Guardant owns fifty percent (50%) of the equity capital of the JV; and

(d)
in consideration for the issuance of Guardant Shares, Guardant shall pay nine million US Dollars (US $9 million) by wire transfer of immediately available funds to the JV and transfer, or procure the transfer of, the Business to the JV in accordance with the terms of the Distribution Agreement and the Assignment Agreement, and any other agreements that Guardant and SoftBank agree are necessary to provide the JV with the rights needed to operate the Business.

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5.3	Deliverables. At Closing, to the extent contemplated by the parties pursuant to the Business Plan, the parties shall procure that each of the Ancillary Agreements is either executed or in agreed form.

6.	GOVERNANCE OF THE JV

6.1
General. To the extent permitted by applicable law, each Shareholder shall at all times exercise its voting rights, and each Shareholder shall cause the Director(s) appointed by such Shareholder to exercise his or her voting rights, to give effect to the terms of this clause 6.

6.2
Organization. The Board has responsibility for the supervision and management of the JV and its Business, subject to this clause 6. The Board shall, from and after the Closing, consist of four (4) directors on the Board made up of an equal number of SoftBank Directors and Guardant Directors; provided, however, that during any period in which a party experiences a Shareholder Insolvency Event, such Shareholder’s directors may be removed by the other Shareholder and replaced by individuals designated by such other Shareholder. The post of chairman shall be held in alternate years by a SoftBank Director or by a Guardant Director. The chairman shall not have a casting vote. If the chairman for the time being is unable to attend any meeting of the Board the party who appointed him shall be entitled to appoint another Director appointed by it to act as chairman at the meeting. Each of SoftBank and Guardant shall identify their respective designees of the Board prior to the Closing, and the post of chairman for the first year shall be held by a SoftBank Director.

6.3	Appointment and Removal of Directors and Officers.

(a)
Directors. A party may appoint a director, and remove a director whom it appointed, by giving notice in writing to the JV and the other party. The appointment or removal takes effect on the date on which the notice is received by the JV or, if a later date is given in the notice, on that date. Each party will consult with the other prior to any appointment or removal of a director. The party removing a director shall indemnify and keep indemnified the JV against any claim connected with the director’s removal from office.

(b)
Officers. The Guardant Directors shall have the right to appoint and remove a chief executive officer and a legal representative for the JV, in each case, subject to the approval of the SoftBank Directors (which shall not be unreasonably withheld). The Board shall have the right to appoint and remove all other members of the JV’s senior management reporting to the Chief Executive Officer and to approve the compensation of all of the foregoing individuals, including the compensation of the Chief Executive Officer and legal representative.

6.4
Board Meetings. The parties intend there to be a meeting of directors at least quarterly to be held at mutually agreed locations. A director may, and at the request of a director, the chairman shall, call a meeting of directors. The parties shall ensure that at least five (5) Business Days’ notice of a meeting of directors is given to all directors entitled to receive notice accompanied by:

(a)	an agenda specifying in reasonable detail the matters to be raised at the meeting; and

(b)	copies of any papers to be discussed at the meeting.
A shorter period of notice of a meeting of directors may be given if at least one SoftBank Director and one Guardant Director agree in writing. Matters not on the agenda, or business conducted in relation to those matters, may not be raised at a meeting of directors unless at least one SoftBank

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Director and one Guardant Director agree in writing. The quorum at any meeting of directors (including adjourned meetings) is one SoftBank Director (or his or her alternate) and one Guardant Director (or his or her alternate). No business shall be conducted at any meeting of directors unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business. A meeting of directors shall be adjourned to another time or date at the request of all the SoftBank Directors or all the Guardant Directors present at the meeting. No business may be conducted at a meeting after such a request has been made. No more than one such adjournment may be made in respect of a meeting.

6.5	Board Vote. Meetings of directors shall make decisions by passing resolutions. A resolution is passed if:

(a)	more votes are cast for it than against it; and

(b)	at least one SoftBank Director and one Guardant Director have voted in favour of it.
At a meeting of directors, each director has one vote. If the parties are not represented at any meeting of the Board by an equal number of SoftBank Directors and Guardant Directors (whether present in person or, in accordance with clause 6.6, by alternate), then one of the directors so nominated by the party which is represented by fewer directors shall be entitled at that meeting to such additional vote or votes as shall result in the directors so present representing each party having, in aggregate, an equal number of votes.

6.6
Alternate Director. A SoftBank Director or a Guardant Director who is absent from a meeting may appoint any person (except an existing director representing the other party) to act as his alternate at the meeting. For the purposes of the meeting the alternate director:

(a)
shall be deemed to be the SoftBank Director or Guardant Director by whom he is appointed for the purposes of such meeting and may, in particular, vote in the place of the SoftBank Director or Guardant Director; and

(b)
where the person appointed as an alternate is already a director of the JV in his own right, he may vote twice, as both himself and as the SoftBank Director or Guardant Director for whom he is acting as an alternate.

6.7	Shareholder Meetings.

(a)	General.

(i)
The annual general meeting of Shareholders shall be convened by the Board once every year no later than three (3) months from the end of the preceding Financial Year. Any Major Shareholder may convene an extraordinary general meeting by giving the Board and the other Shareholders written notice of the proposed meeting and time thereof. Written notice of all meetings of Shareholders of the JV shall be given not less than five (5) Business Days’ notice in advance of each meeting (which notice period may be shortened by the written waiver of or actual attendance without objection by each Shareholder at such meeting). Representatives of Shareholders (or their proxies) may attend a meeting of Shareholders: (A) in person; or (B) by means of telephone or video conference or other communication device that permits all representatives participating in the meeting to hear each other or any other means unanimously approved by the Shareholders and permitted

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

under applicable law, and participation in a meeting by any such means shall constitute presence in person at such meeting.

(ii)
Subject to the requirements of applicable law, the quorum for any Shareholders’ meeting shall require the attendance of Shareholders holding at least a majority of the issued and outstanding Shares, which must include both SoftBank and Guardant (or their respective proxies); provided, that if a quorum is not present at the time appointed for a duly convened meeting due to the absence of SoftBank (or its proxy) or Guardant (or its proxy), such meeting shall be adjourned to the same place and time on the date which is fifteen (15) calendar days after the original meeting date (with notice to all Shareholders) and, if at such adjourned meeting on the same subject and with the same agenda, such quorum is still not present, the attendance of the other Shareholder (or their proxies), so long as they hold at least a majority of the issued and outstanding Shares, shall be deemed a quorum.

(iii)
Subject to the requirements of applicable law and clause 1.1, any action, determination, or resolution of the Shareholders of the JV shall require the affirmative vote of Shareholders holding a majority of the issued and outstanding Shares present at a meeting at which a valid quorum is present. Any action which may be taken at a meeting of the Shareholders of the JV may be taken by a written resolution of the Shareholders if such resolution is executed by all the Shareholders. Notwithstanding anything to the contrary herein, at all times during a Shareholder Insolvency Event, the First Party hereby grants to the Second Party or its designee a proxy coupled with an interest in all Shares owned by the First Party, which proxy shall be irrevocable until the earlier of the termination of this agreement or the cessation of the Shareholder Insolvency Event.

(b)	Matters Requiring Consent of the Shareholders. Each party shall procure that the JV shall not, without the prior written approval of the Major Shareholders, carry out any of the Reserved Matters.

6.8
Related Party Matters. Notwithstanding anything to the contrary in this agreement, any decision on behalf of the JV relating to (a) the entry into, termination, amendment or waiver of any provision of a Related Party Agreement, (b) a dispute, resolution or settlement with respect to a Related Party Agreement, or (c) taking or not taking action with respect to a default or breach by the counterparty of a Related Party Agreement (each of (a) through (c), a “Related Party Matter”), shall be made by (x) the SoftBank Directors, in the event that Guardant or its Affiliate is the Related Party in such Related Party Matter, or (y) the Guardant Directors, in the event that SoftBank or its Affiliate is the Related Party in such Related Party Matter (such directors making such decision on behalf of the JV, the “Disinterested Directors”), and such Disinterested Directors shall have sole authority on behalf of the Board and the JV to make such decision; provided, however, that the Disinterested Directors shall consult with a designated senior executive of the Shareholder who is the Related Party (or whose Affiliate is the Related Party) before making a decision with respect to any Related Party Matter. For the purposes of this clause, “Related Party” shall mean either Guardant or SoftBank, whichever is a party to a given Related Party Agreement and “Related Party Agreement” shall mean an agreement between Guardant or SoftBank on the one hand and the JV on the other hand.

7.	FINANCE FOR THE JV

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.1
General. The parties envisage that the JV shall be self-financed from the cash flow of the business conducted by the JV and the cash contribution made by each of SoftBank and Guardant pursuant to clauses 5.2(b) and 5.2(d).

7.2
Additional Finance. The parties agree that if it requires any additional finance, the JV shall be financed, so far as practicable, from external funding sources and on terms to be agreed by the Board, the parties and any relevant third parties and that any security required in relation to such external funding shall be provided by the JV. From and after the Closing, neither Shareholder shall be obligated to make any capital contribution, in cash or otherwise, to the JV or to provide any loan, loan guaranty or other financial assistance or support on behalf of the JV. In the event the JV requires any additional funding for its operations and other activities, the JV may, subject to clause 6, (a) seek additional financing in the form of debt financing from banks and other financial institutions on commercially reasonable terms without requiring any credit support provided by any Shareholder (unless otherwise agreed in writing by the Shareholders) or (b) seek such additional financing from the Major Shareholders in debt or equity as agreed to by the Major Shareholders, which, unless otherwise agreed to in writing by the Major Shareholders, shall be on a pro rata basis based on each Major Shareholder’s Pro Rata Portion at the time of such financing. In the event Guardant determines, in its reasonable discretion, to raise additional funds for the purpose of purchasing its Major Shareholder’s Pro Rata Portion of any additional financing by the JV, SoftBank agrees not to knowingly and intentionally (a) take any unreasonable action, or (b) commit any unreasonable omission, in either case in its capacity as a stockholder of Guardant, the failure of which would prohibit or materially impede Guardant’s ability to engage in any such additional financing; provided, however, that nothing herein shall obligate SoftBank to participate in any Guardant financing as an investor.

8.	BUSINESS PLAN

8.1	General. The “Business Plan” is an annual business plan for the JV prepared by the Board and it shall include in relation to the Financial Year to which it relates:

(a)	a cash flow statement giving:

(i)	an estimate of the working capital requirements; and

(ii)
an indication of the amount (if any) that it is considered prudent to retain, for the purpose of meeting those requirements, out of those profits of the previous Financial Year that are available under the law of the Territory for distribution to Shareholders;

(b)	a monthly projected profit and loss account;

(c)	an operating budget (including capital expenditure requirements) and balance sheet forecast;

(d)	a management report giving business objectives for the Financial Year; and

(e)
a financial report which shall include an analysis of the estimated results of the JV for the previous Financial Year compared with the Business Plan for that year, identifying variations in sales revenues, costs and other material items.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The JV shall conduct its operations in accordance with the Business Plan as approved by the Board; provided that if any Business Plan is not approved before the commencement of the applicable Financial Year, then the operating budget included in the Business Plan for the previous Financial Year shall remain in effect.

8.2
Initial Business Plan. The Business Plan for the Financial Year in which the JV is formed shall be in agreed form and adopted by the parties at Closing. Such Business Plan will provide for the establishment of an equity incentive plan for the management and employees of the JV equal to ten percent (10%) of the equity capital of the JV, thereby diluting each of SoftBank and Guardant to forty-five (45%) and forty-five percent (45%), respectively, of the equity capital of the JV, respectively.

8.3	Subsequent Business Plans. The Business Plan for every other Financial Year shall be:

(a)	prepared by the Board at least sixty (60) calendar days before the end of the preceding Financial Year; and

(b)	adopted and approved by the parties by agreement in writing or at a meeting of the Board as soon as possible after it has been prepared.

9.	CERTAIN COVENANTS

9.1	Covenants of the JV. The JV covenants to and agrees with the Shareholders as follows:

(a)
the JV will maintain in full force and effect its corporate existence, rights, and franchises, and all material licenses, permits, authorizations, trademarks, trade names, copyrights, patents, or processes owned or possessed by it and necessary to the conduct of the business of the JV;

(b)
the JV will timely pay and discharge, or cause to be timely paid and discharged, all taxes (including all employment and payroll taxes), assessments, and other governmental charges imposed upon it or any of its properties or in respect of its franchises or income; provided, however, that no such tax or charge need be paid if being contested in good faith by proceedings diligently conducted and if such reservation or other appropriate provisions, if any, as are required by generally accepted accounting principles and practices applicable to the JV have been made therefor;

(c)	the JV shall not, and shall cause its representatives not to:

(i)
directly or indirectly, make or authorize any offer, gift, payment, or transfer, or promise of, any money or anything else of value, or provide any benefit, to any government officials, governmental entity, employee of any governmental entity, or any person for the purpose of influencing an official act or decision, inducing an unlawful omission or action, or securing an improper advantage or decision, in order to assist the JV or any officer, director, agent, employee, Shareholder, subsidiary, or other person associated with or acting on its behalf, in obtaining or retaining business or that would otherwise result in a breach of any Anticorruption Law, by the JV or any Shareholder, or undertake or cause to be undertaken any such act (collectively, “Corrupt Acts”);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	request any action, inaction or service by any third party that would violate any Anticorruption Law; or

(iii)	receive, agree or attempt to receive the benefits of or profits from a crime or any Corrupt Act or agree to assist any person to retain the benefits of or profits from a crime or any Corrupt Act;

(iv)
export, re-export, transfer, or retransfer know-how relating to the Business or Test Products subject to U.S. Trade Controls without first obtaining a license or other regulatory approval as may be required from the United States Government or any agency thereof;

(d)	the JV shall immediately terminate the employment of any of its employees who engaged in, authorized or permitted any Corrupt Act;

(e)	no government officials will serve in any capacity within the JV, including as a director, employee or consultant;

(f)
the JV shall, and shall procure that each Subsidiary shall, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets, which comply with applicable laws in relation to such record keeping requirements and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management’s general or specific authorization and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and practices applicable to the JV to maintain accountability of such assets;

(g)
the JV shall not, and shall procure that each Subsidiary shall not, use any agent, representative or consultant to apply or procure any permits, licenses or certifications for any business or operation of the JV or such Subsidiary unless such agent, representative or consultant has been subject to reasonable due diligence to ensure that it has a good business reputation and conducts its business in an ethical fashion and in compliance with applicable laws;

(h)
the JV shall not engage in any dealings or transactions with any person, or in any country or territory that, at the time of the dealing or transaction, is the target of any sanctions or other restrictions administered or enforced by OFAC, the U.S. Department of Commerce, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, unless such dealings or transactions are authorized or otherwise permitted by the cognizant government entity;

(i)
the JV shall not, directly or indirectly, use or make available any loans or contributions from the Shareholders to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the target of any sanctions administered or enforced by OFAC, the U.S. Department of Commerce, the United Nations Security Council, the European Union, or Her Majesty’s Treasury; and

(j)
the JV shall maintain policies and procedures reasonably designed to ensure compliance with Anticorruption Laws and U.S. Trade Controls, and shall, and shall procure that each Subsidiary shall, remain in full compliance with applicable laws in all material respects.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2
JV’s Obligation. The JV shall perform and observe all its obligations under this agreement in good faith and to the maximum extent permitted under applicable law or the JV’s constitutional documents. For the avoidance of doubt, no failure by the JV to engage in any conduct that is not permitted under applicable law or the JV’s constitutional documents shall be deemed to be a breach of the JV’s obligations hereunder.

9.3	Access. Each Major Shareholder and its authorised representatives shall be allowed access at all reasonable times to examine the books and records of the JV.

9.4
Financial Information. The JV shall supply each Major Shareholder with the financial and other information necessary to keep the party informed about how effectively the Business is performing and in particular shall supply each party with:

(a)	a copy of each year’s Business Plan for approval in accordance with clause 8.3;

(b)
a copy of the audited accounts of the JV prepared in accordance with the laws applicable in, and the accounting standards, principles and practices generally accepted in, the Territory, as soon as practicable following the end of each Financial Year, but in any event within three (3) months after the Financial Year; and

(c)
monthly management accounts of the JV to be supplied as soon as practicable following the end of each month, but in any event within thirty (30) calendar days after the end of the month, and the accounts shall include a profit and loss account, a balance sheet and a cash flow statement.

9.5
Covenants of Guardant. Guardant hereby agrees that it shall provide written notice to each Shareholder of any IPO Trigger or Change of Control Trigger, including its non-binding reasonable estimate of the Fair Value of Guardant in connection with such trigger to the extent practicable and permitted by applicable law, regulation and the rules of any applicable stock exchange and subject to any contractual duties of confidentiality, at least fifteen (15) Business Days prior to the effective time of such Option Trigger.

9.6
Covenants of the Shareholders. To the extent permitted under applicable law, each party hereby agrees and covenants to use its best efforts to cause its respective Directors on the Board to exercise their voting rights in order to ensure the JV’s compliance with applicable laws and with other terms and conditions of this agreement.

9.7	Certain Tax Matters.

(a)
Tax Structuring. Prior to June 30, 2017, Guardant shall provide SoftBank with a summary of proposed structuring alternatives for the formation and projected operation of the JV. Guardant and SoftBank agree to cooperate in good faith in reviewing the tax structuring alternatives and in determining a tax-efficient structure for the JV. In that regard, Guardant and SoftBank agree that a tax-efficient structure for the formation of the JV includes a tax structure for the JV that is reasonably expected to (i) minimize the cash tax cost to either party resulting from the formation of the JV and (ii) minimize the anticipated need for Tax Distributions to be made over time. To the extent reasonably necessary to assist in the tax structuring review, each party will provide the other party with such information as reasonably requested to assess the material projected U.S. federal, state, local and foreign tax consequences to each party of the formation and projected operation of the JV.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Tax Elections and U.S. Tax Provisions.

(i)
If directed to do so in writing by Guardant, JV will make an initial election, or will cause a JV Subsidiary to make an initial election, to be treated as a partnership under Treasury Regulation Section 301.7701-3 for U.S. federal income tax purposes from the formation date of the JV or JV Subsidiary, as applicable. JV shall not revoke or modify, or cause to be revoked or modified, such election(s) unless directed to do so in writing by Guardant, with the written consent of SoftBank (which consent shall not be unreasonably withheld).

(ii)
If JV elects to be treated as a partnership for U.S. federal income tax purposes in accordance with clause 9.7(b)(i), the parties agree that the provisions of Annex A hereto shall govern with respect to certain issues material to a party’s U.S. income tax consequences of ownership of Shares in the JV. For the avoidance of doubt, the covenants in Annex A shall be fully binding upon the parties; provided, however, that the allocations and elections required to be made to govern U.S. income tax consequences shall only apply to U.S. income taxes and shall not apply or be required to apply to any non-U.S. taxes. Capitalized terms not otherwise defined in Annex A hereto shall have the meanings given in clause 1.

(c)
Effectively Connected Income. The JV will use commercially reasonable efforts not to engage in a trade or business within the United States within the meaning of Section 864(b), 871(b) or 882 of the Code or incur income that is treated as being effectively connected to a trade or business within the United States under Section 897 of the Code.

(d)
Withholding Taxes. Each Shareholder shall furnish the JV with any information, representations and forms as shall reasonably be requested by the JV solely in order to comply with applicable United States or non-United States laws, including tax laws, or to obtain any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon the JV (or any of its Subsidiaries) or amounts paid to the JV (or any of its Subsidiaries). Except in respect of payments made under a License Agreement or the Distribution Agreement, the JV may withhold and remit to a taxing authority any taxes required to be withheld by the JV with respect to income attributable to or distributions to any Shareholder Any amounts withheld or paid by the JV on behalf of a Shareholder in accordance with this clause 9.7(d) shall nevertheless, for purposes of this agreement, be deemed to have been distributed to the Shareholder in respect of which they are withheld.

10.	DIVIDEND POLICY

10.1
Distribution of Dividends. To the extent permitted by any applicable law, the JV shall distribute funds by way of dividend to the Shareholders at such time as the Board may determine, subject to the retention and establishment of reserves for expenses of the JV as set forth in the approved Business Plan or otherwise as determined in the sole discretion of the Board; provided, however, the Board shall use commercially reasonable efforts to distribute a minimum amount of funds to the Shareholders in any Fiscal Year as requested by Guardant or SoftBank to fund the payment of any U.S. federal, state, local or foreign taxes incurred by Guardant or SoftBank in respect of their interests in the equity capital of the JV (a “Tax Distribution”). Furthermore, in determining the minimum amount of any required Tax Distribution to a Shareholder for any Fiscal Year, the Tax Distribution shall be reduced by: (1) the gross margin on amounts paid to the Shareholder for the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable Fiscal Year under the Distribution Agreement and (2) the royalties paid to the Shareholder for the applicable Fiscal Year under a License Agreement; provided that, the Tax Distribution shall be increased by any U.S. federal, state, local or foreign taxes paid by the Shareholder that are attributable to such agreements. Each Shareholder shall be entitled to request from the other Shareholders a copy of the calculations used to determine the cash tax liability and required Tax Distributions for a Fiscal Year. Notwithstanding anything to the contrary herein, if the Board makes a Tax Distribution to a Shareholder, it shall make a proportionate distribution to the other Shareholders.

11.	DEADLOCK

11.1
Deadlock Matter. If the Board or the Shareholders, each acting in good faith, are unable to come to a decision in respect of any matter within fifteen (15) Business Days of such matter first being tabled at a Board meeting or Shareholder meeting, or there arises a material disagreement relating to the JV or the Business other than to any alleged breach of this agreement (any of the foregoing, a “Deadlock Matter”), and such Deadlock Matter may seriously affect the ability of the JV to perform its obligations under this agreement, or may otherwise seriously impair the ability of the JV to engage in the Business or to conduct the Business in an effective manner, such Deadlock Matter shall be referred to the respective chairmen / chief executives of the parties who shall seek in good faith to resolve the matter on an amicable basis. If the matter cannot be settled by agreement in initial discussions, then either party may give notice that it seeks formally to resolve the situation within ninety (90) calendar days. If the Deadlock Matter has been resolved pursuant to this clause 11.1, then the Shareholders shall or shall procure that their nominee Directors shall vote at any meeting of the Shareholders or the Board, as appropriate, to give effect to such resolution. If the Deadlock Matter is not resolved within such ninety (90) calendar day period and concerns any factual matter which may be capable of expert determination either Shareholder may refer the dispute for decision to an expert on the following terms:

(a)
unless otherwise agreed by the Shareholders, the expert shall be appropriately qualified and shall be appointed by agreement among the Shareholders, or, failing agreement, within fourteen (14) calendar days of the initiation of the reference, shall (following an application made by either Shareholder) be appointed by the International Centre for Expertise in accordance with the provisions for appointment of experts under the Rules of Expertise of the International Chamber of Commerce;

(b)	the relevant expert shall determine whether or not the Deadlock Matter is suitable for expert determination;

(c)	the expert may have access to all relevant documents of the JV and of the other relevant parties, subject to any confidentiality provisions then in place or as agreed between the Shareholders;

(d)	the relevant parties may make representations and submissions to the expert but there still shall be no formal hearing;

(e)	the expert shall make a determination within twenty (20) Business Days of its appointment and shall notify the Shareholders in writing of his determination; and

(f)
the fees of the expert shall be paid by the Shareholders pro rata to their shareholdings unless the expert determines that the conduct of one Shareholder is such that it should pay the fees of the expert.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.2
Unresolved Deadlock Matter. If the Deadlock Matter is not resolved pursuant to clause 11.1 and concerns the approval of a draft Business Plan for any year, the prior year’s approved Business Plan, adjusted for any changes in the consumer price index over the relevant period, shall continue to apply unless and until a new draft Business Plan is approved. If the Deadlock Matter is not resolved pursuant to clause 11.1 and the matter does not relate to a factual matter which may be capable of expert determination, either party will have the right to exercise its Put Right or Call Right, as applicable, in accordance with clause 15.

11.3
Arbitration. The arbitration provisions in clause 20.17 do not apply to the resolution of any Deadlock Matter except to the extent that it relates to the interpretation of this agreement or the respective rights and obligations of the parties pursuant to this agreement.

12.	TRANSFER OF SHARES

12.1
Transfer Restricted. Except as otherwise contemplated by this agreement, no Shareholder shall create any Encumbrance over, sell, pledge, transfer or otherwise dispose of or give any person any rights in or over any Share or interest in any Share, except with the prior written consent of the JV and the other Shareholder. Any transfer, purported transfer or attempted transfer of Shares other than in accordance with this agreement shall be void, and no such transfer shall be recorded or otherwise given any effect by the JV, and the relevant purported transferee shall not (and the purported transferor shall) be treated as the owner of such Shares for all purposes.

12.2
Affiliate Transfer. Consent shall not unreasonably be withheld for a transfer by a party of its Shares to one of its Affiliates, provided that (a) the transferring party agrees to guarantee all of the obligations and any liabilities of the transferee under this agreement; and (b) the transferee agrees in writing that, if such transferee ceases to be an Affiliate of such party, it will transfer all Shares back to the relevant party (or another Affiliate thereof). Notwithstanding anything to the contrary in this agreement, SoftBank shall be permitted to transfer any Share or interest in the JV to (i) any of its Affiliated investment funds, or (ii) any successor to all or substantially all of SoftBank’s assets to which this agreement relates, whether by merger, acquisition, consolidation, sale of shares, sale of assets, or otherwise; and (b) Guardant shall be permitted to transfer any share or interest in the JV to any successor to all or substantially all of Guardant’s assets to which this agreement relates, whether by merger, acquisition, consolidation, sale of shares, sale of assets, or otherwise; provided, however, in the event of any transfer by Guardant (x) clause 15.1(b)(ii) shall not apply to the exercise of the Put Right following such transfer and (y) the form of payment in connection with the exercise of the Put Right following such transfer shall no longer be at the discretion of Guardant (or its assignee), but shall be at the discretion of SoftBank (or its assignee). In the event of any transfer permitted by the immediately preceding sentence, the assignee shall be deemed “SoftBank” or “Guardant” accordingly for the purposes of this agreement; provided, however, that (A) the assignor provides the other party to this agreement with prior written notice of no less than five (5) Business Days of its intent to assign the Shares, (B) such successor has a creditworthiness (e.g., assets and capitalization) not less than the assignor and would reasonably be considered to have sufficient financial standing to comply with the assigning party’s obligations hereunder and (C) such assignment or transfer shall be contingent upon such assignee providing a written instrument to the JV notifying the JV of such assignment or transfer and agreeing in writing to be bound by the terms of this agreement.

12.3
Undertaking. No transfer of Shares shall in any event be registered or become effective unless the transferee shall first have entered into a contract undertaking to be bound by this contract (including

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this clause 12) to the same extent as the transferor would have been bound had the transfer not been effected.

13.	SHAREHOLDER INSOLVENCY

13.1	General. If anything referred to in this clause 13.1 happens to a party it is a “Shareholder Insolvency Event” in respect of that party and the provisions of this clause 13 shall apply:

(a)	the party becomes insolvent or is unable to pay its debts within the meaning of the insolvency legislation applicable to that party and has stopped paying its debts as they fall due;

(b)	a party initiates any process by or under which:

(i)	the ability of the creditors of the party to take any action to enforce their debts is suspended, restricted or prevented;

(ii)
some or all of the creditors of the party accept, by agreement or in pursuance of a court order, an amount of less than the sums owing to them in satisfaction of those sums with a view to preventing the dissolution of the party;

(iii)	a person is appointed to manage the affairs, business and assets of the party on behalf of the party’s creditors; or

(iv)	the holder of a charge over assets of the party is appointed to control the business and assets of the party; or

(c)
a process has been instituted that could lead to the party being dissolved and its assets being distributed among the party’s creditors, shareholders or other contributors which is not dismissed within sixty (60) calendar days.

13.2
Shareholder Insolvency Notice. If a Shareholder Insolvency Event happens to a party (the “First Party”), it shall give notice of it to the other party (the “Second Party”) as soon as possible and, if it does not, it is deemed to have given notice of it on the date on which the Second Party becomes aware of such Shareholder Insolvency Event (the “Shareholder Insolvency Notice”).

13.3
Election of Second Party. As soon as practicable after service, or deemed service, of the Shareholder Insolvency Notice, and notwithstanding anything else to the contrary herein, the Second Party may, at its election, terminate this agreement pursuant to clause 16 and arrange for the dissolution and liquidation of the JV, or require the First Party to sell its Shares to the Second Party in an amount equal to the Fair Value determined by the Valuer in accordance with clause 14. If the Second Party elects to buy the Shares of the First Party, the Second Party shall within thirty (30) calendar days following receipt of the Shareholder Insolvency Notice serve a notice (an “Insolvency Call Notice”) on the First Party to buy all of the Shares held by the First Party at the Fair Value and specifying the Second Party’s determination of Fair Value. The service of an Insolvency Call Notice under this clause 13.3 shall bind the parties to buy and sell the Shares, as the case may be, in accordance with this clause 13. If at the end of the period specified in this clause 13.3 the Second Party has not served an Insolvency Call Notice, the Second Party will be deemed to have affirmatively rejected and shall forfeit its right to buy such Shares in accordance with this clause 13.3 but may, at its discretion, elect to terminate this agreement pursuant to clause 16 and arrange for the dissolution and liquidation of the JV or sell or transfer its Shares to a third

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

party who would reasonably be considered to have sufficient financial standing to comply with the First Party’s obligations hereunder.

13.4
Closing. If so elected by the Second Party pursuant to clause 13.3, the sale of Shares pursuant to this clause 13 shall close at the offices of the Second Party on a date determined by the Second Party, which date shall not be less than ten (10) nor more than thirty (30) Business Days after the determination of the purchase price, including in accordance with clause 14.2. At closing the First Party shall:

(a)	transfer the Shares free from all Encumbrances in such form as is necessary for the buyer to establish legal ownership in accordance with applicable law;

(b)
deliver the resignations of any directors appointed by the First Party, if not previously replaced by the Second Party pursuant to clause 6.2, to take effect at closing, in each case acknowledging that they have no claims against the JV;

(c)	warrant that it has no right to require the JV to issue it with any Share capital or other securities and that no Encumbrance affects any unissued Shares or other securities of the JV;

(d)	warrant that it is the beneficial owner of the Shares being sold;

(e)
warrant that no commitment has been given to create an Encumbrance affecting the Shares being sold (or any unissued Shares or other securities of the JV) and that no person has claimed any rights in respect thereof; and

(f)	undertake to do all it can, at its own cost, to give the buyer the full legal and beneficial title to the Shares.
At closing the Second Party shall pay the purchase price by wire transfer of immediately available funds to the First Party or its designee (who has been irrevocably authorised by the seller to receive it).

13.5
Proxy. If the First Party fails to complete the transfer of Shares as required under this clause 13 the chairman of the JV (or, failing him, one of the other directors, or some other person nominated by the Second Party) may, as agent on behalf of the seller, complete, execute and deliver in his name all documents necessary to give effect to the transfer of the relevant Shares to the buyer; and receive the purchase price in trust for the seller and give a good discharge for it.

14.	VALUATION

14.1
Appointment of Valuer. Within ten (10) Business Days of receipt of an Insolvency Call Notice, a Put Exercise Notice or a Call Exercise Notice, as applicable, the receiving party may object in writing to the determination of Fair Value specified therein (an “Objection Notice”), which Objection Notice shall include the objecting party’s determination of Fair Value. If the receiving party does not timely deliver an Objection Notice, the receiving party shall be deemed to have irrevocably agreed with the delivering party’s determination of Fair Value included in the Insolvency Call Notice, Put Exercise Notice or Call Exercise Notice, as applicable. Upon timely delivery of an Objection Notice, the parties shall negotiate in good faith for a period of fifteen (15) Business Days to arrive at a mutually agreeable determination of Fair Value. If the parties fail to arrive at a mutually agreeable determination of Fair Value within such fifteen (15) Business Day

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

period, they shall specify in writing (the “Final Fair Value Notices”), not later than the 15th Business Day of such 15 Business Day period, their respective final determinations of the Fair Value (which determinations may be the same as their initial determinations or may differ from their initial determinations). If a party does not timely deliver a Final Fair Value Notice, then such party shall be deemed to have submitted a Final Fair Value Notice setting forth a determination of Fair Value equal to the determination of Fair Value previously submitted by such party (e.g., in the Insolvency Call Notice, Put Exercise Notice or Call Exercise Notice, as applicable, or in the Objection Notice). If the parties timely deliver or are deemed to have delivered Final Fair Value Notices reflecting different Fair Value determinations, the parties shall endeavour to agree on the appointment of a nationally recognized independent third party valuation firm and to agree on the terms of appointment with the valuation firm within an additional five (5) Business Day period. If the parties fail to agree on a mutually satisfactory valuation firm within such additional five (5) Business Day period, SoftBank shall select a nationally recognized independent third party valuation firm and Guardant shall select a nationally recognized independent third party valuation firm, which two (2) valuation firms shall jointly select a third nationally recognized independent third party valuation firm. The valuation firm ultimately selected in accordance with the preceding sentences (the “Valuer”) shall be requested to determine the Fair Value of the JV and the price per Share of the Shares based on such Fair Value (such price per Share the “Purchase Price”) and the Fair Value of Guardant and the price per Share of the Guardant Shares based on such Fair Value (the “Guardant Share Price”), as applicable, in accordance with clause 14.2, 14.3 or 14.4 (the applicable valuation so determined, the “Fair Value”) and notify the Shareholders of its determination thereof within twenty (20) Business Days of the Valuer’s appointment.

14.2
Determination of Fair Value in Connection with a Shareholder Insolvency Event. In the event a Second Party elects to buy the Shares of the First Party in accordance with clause 13, the Fair Value of the JV and applicable Purchase Price per Share shall, subject to the assumptions in clause 14.5(a) be determined as follows:

(a)
In the event the JV’s Shares are publicly traded and listed on a nationally recognized stock exchange, the Fair Value of the JV shall be equal to the total market capitalization of the JV and the Purchase Price of the JV’s Shares shall be equal to the average closing price of such Shares for the twenty (20) trading days ending on the Business Day immediately preceding the date of the Shareholder Insolvency Notice.

(b)
In the event clause 14.2(a) above does not apply, the Valuer shall reasonably determine the Fair Value of the JV and the applicable Purchase Price of the JV’s Shares, assuming the sale is to be on arms’ length terms and is taking place on the date of the Insolvency Call Notice.

14.3	Determination of Fair Value in Connection with the Exercise of a Put Right.

(a)
Fair Value of the JV. In the event SoftBank elects to exercise its Put Right in connection with an Option Trigger in accordance with clause 15.1, the Fair Value of the JV and the applicable Purchase Price per Share shall, subject to the assumptions in clause 14.5(a), be determined as follows:

(i)
In the event the JV’s Shares are publicly traded and listed on a nationally recognized stock exchange, the Fair Value of the JV shall be equal to the total market capitalization of the JV, and the Purchase Price of the JV’s Shares shall be equal

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the average closing price of such Shares for the twenty (20) trading days ending on the Business Day immediately preceding the date of the Put Exercise Notice.

(ii)
In the event clause 14.3(a)(i)above does not apply, the Valuer shall reasonably determine the Fair Value of the JV and the applicable Purchase Price of the JV’s Shares, assuming the sale is to be on arms’ length terms and is taking place on the date of the Put Exercise Notice.

(iii)
In the event the Fair Value of the JV is being determined in connection with a Deadlock Trigger associated with a potential JV Change of Control, the Fair Value of the JV and applicable Purchase Price of the JV’s Shares shall be determined in accordance with clause 14.3(a)(i) and (ii) above; provided, that, in no event shall the Fair Value of the JV and applicable Purchase Price of the JV’s Shares be less than the consideration proposed to be paid in connection with such JV Change of Control.

(b)
Fair Value of Guardant. In the event SoftBank elects to exercise its Put Right in connection with an Option Trigger in accordance with clause 15.1, the Fair Value of Guardant and the applicable Guardant Share Price shall, subject to the assumptions in clause 14.5(b), be determined as follows:

(i)
Subject to clause 14.3(b)(iii), in the event Guardant’s shares are publicly traded and listed on a nationally recognized stock exchange, the Fair Value of Guardant shall be equal to the total market capitalization of Guardant, and the Guardant Share Price shall be equal to (x) if the Put Exercise Notice is delivered before the date of the initial public offering or at any time during the twenty (20) trading days following the date of the initial public offering, the initial public offering price per Guardant Share, or (y) if the Put Exercise Notice is delivered on or after the twenty-first (21st) trading day after the date of the initial public offering, the average closing price of such Shares for the twenty (20) trading days ending on, the Business Day immediately preceding the date of the Put Exercise Notice.

(ii)
In the event clause 14.3(b)(i) above does not apply, subject to clause 14.3(b)(iii), the Valuer shall reasonably determine the Fair Value of Guardant and the applicable Guardant Share Price, assuming the sale is to be on arms’ length terms and is taking place on the date of the Put Exercise Notice.

(iii)
In the event the Fair Value of Guardant is being determined in connection with the Change of Control Trigger, the Fair Value of Guardant shall be equal to the value of Guardant implied by the aggregate consideration paid or payable by the purchaser of Guardant in connection therewith and the Guardant Share Price shall be equal to the consideration per Share paid or payable by the purchaser in respect of the Shares of Guardant capital stock; provided, however, if the Put Exercise Notice is not delivered within thirty (30) calendar days following the effective time of the Change of Control Trigger, the Fair Value of Guardant and the Guardant Share Price shall be determined in accordance with clause 14.3(b)(i) and 14.3(b)(ii) above.

14.4	Determination of Fair Value in Connection with the Exercise of a Call Right.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)
Fair Value of the JV. In the event Guardant elects to exercise its Call Right in connection with an Option Trigger in accordance with clause 15.2, the Fair Value of the JV and the applicable Purchase Price per Share shall, subject to the assumptions in clause 14.5(a), be determined as follows:

(i)
In the event the JV’s Shares are publicly traded and listed on a nationally recognized stock exchange, the Fair Value of the JV shall be equal to the total market capitalization of the JV, and the Purchase Price of the JV’s Shares shall be equal to the average closing price of such Shares for the twenty (20) trading days ending on the Business Day immediately preceding the date of the Call Exercise Notice; provided, however, the Fair Value of the JV will be no less than an amount that will yield a twenty percent (20%) internal rate of return on each tranche of capital invested by SoftBank and its Affiliates in the JV (taking into account all proceeds received by SoftBank and its Affiliates arising from their Shares through such date).

(ii)
In the event clause 14.4(a)(i) above does not apply, the Valuer shall reasonably determine the Fair Value of the JV and the applicable Purchase Price of the JV’s Shares, assuming the sale is to be on arms’ length terms and is taking place on the date of the Call Exercise Notice; provided, however, the Fair Value of the JV will be no less than an amount that will yield a twenty (20%) internal rate of return on each tranche of capital invested by SoftBank and its Affiliates in the JV (taking into account all proceeds received by SoftBank and its Affiliates arising from their Shares through such date).

(iii)
In the event the Fair Value of the JV is being determined in connection with a Deadlock Trigger associated with a potential JV Change of Control, the Fair Value of the JV and applicable Purchase Price of the JV’s Shares shall be determined in accordance with clause 14.3(a)(i) and (ii) above; provided, that in no event shall the Fair Value of the JV and applicable Purchase Price of the JV’s Shares be less than the consideration proposed to be paid in connection with such JV Change of Control.

(b)
Fair Value of Guardant. In the event Guardant elects to exercise its Call Right in connection with an Option Trigger in accordance with clause 15.2 and SoftBank elects to receive Guardant Shares in consideration for the Call Shares, the Fair Value of Guardant and the applicable Guardant Share Price shall, subject to the assumptions in clause 14.5(b), be determined as follows:

(i)
Subject to clause 14.4(b)(iii), in the event Guardant’s Shares are publicly traded and listed on a nationally recognized stock exchange, the Fair Value of Guardant shall be equal to the total market capitalization of Guardant, and the Guardant Share Price shall be equal to (x) if the Call Exercise Notice is delivered before the date of the initial public offering or at any time during the twenty (20) trading days following the date of the initial public offering, the initial public offering price per Guardant Share, or (y) if the Call Exercise Notice is delivered on or after the twenty-first (21st) trading day after the date of the initial public offering, the average closing price of such Shares for the twenty (20) trading days ending on, the Business Day immediately preceding the date of the Call Exercise Notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)
In the event clause 14.4(b)(i) above does not apply, subject to clause 14.4(b)(iii), the Valuer shall reasonably determine the Fair Value of Guardant and the applicable Guardant Share Price, assuming the sale is to be on arms’ length terms and is taking place on the date of the Call Exercise Notice.

(iii)
In the event the Fair Value of Guardant is being determined in connection with the Change of Control Trigger, the Fair Value of Guardant shall be equal to the value of Guardant implied by the aggregate consideration paid or payable by the purchaser of Guardant in connection therewith and the Guardant Share Price shall be equal to the consideration per Share paid or payable by the purchaser in respect of the Shares of Guardant capital stock; provided, however, if the Call Exercise Notice is not delivered within thirty (30) calendar days following the effective time of the Change of Control Trigger, the Fair Value of Guardant and the Guardant Share Price shall be determined in accordance with clause 14.4(b)(i) and 14.4(b)(ii) above.

14.5	General Assumptions.

(a)	Fair Value of the JV. The Fair Value for the JV and applicable Purchase Price for the Shares shall be determined by the Valuer on the following basis and assumptions:

(i)
valuing the JV on an enterprise basis as if it were a standalone entity, with indefinite rights to use Guardant’s technologies and other benefits of agreements entered into by the JV, and will disregard that there may be few potential buyers for the JV due to any real or perceived control of the JV exercised by Guardant or due to the fact that only Guardant has an identical technology platform;

(ii)
valuing each of the Shares as a proportion of the total value of all the issued shares in the capital of the JV without any premium or discount being attributable to the percentage of the issued share capital of the JV which they represent or for the rights or restrictions applying to the Shares;

(iii)	the Shares are sold free of all Encumbrances;

(iv)	the sale is taking place on the date of the Insolvency Call Notice, Put Exercise Notice or Call Exercise Notice, as applicable; and

(v)	taking account of any other factors that the Valuer reasonably believes should be taken into account.

(b)	Fair Value of Guardant. The Fair Value for Guardant and applicable Guardant Share Price shall be determined by the Valuer on the following bases and assumptions:

(i)
valuing each of the Shares as a proportion of the total value of all the issued Shares in the capital of Guardant without any premium or discount being attributable to the percentage of the issued Share capital of Guardant which they represent or for the rights or restrictions applying to such Shares;

(ii)	the Guardant Shares are sold free of all Encumbrances;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)	the sale is taking place on the date of the Insolvency Call Notice, Put Exercise Notice or Call Exercise Notice, as applicable; and

(iv)	taking account of any other factors that the Valuer reasonably believes should be taken into account.

14.6
Submissions and Valuer Discretion. The parties are entitled to make submissions to the Valuer, including oral submissions, and will provide (or procure that the JV provides) the Valuer with such assistance and documents as the Valuer reasonably requires for the purpose of reaching a decision, subject to the Valuer agreeing to give such confidentiality undertakings as the parties may reasonably require. To the extent not provided for by this clause 14, the Valuer may, in its reasonable discretion, determine such other procedures to assist with the valuation as it considers just or appropriate, including (to the extent it considers necessary) instructing professional advisers to assist it in reaching its valuation. The Valuer’s written determination shall be final and binding on the parties (in the absence of manifest error or fraud).

14.7
Costs. Each party shall bear its own costs incurred in connection with the valuation firms (including the Valuer) referred to in clause 14.1. The Valuer’s fees and any costs properly incurred by it in arriving at its valuation (including any fees and costs of any advisers appointed by the Valuer) shall be borne by the parties on a pro rata basis based on each Shareholder’s Pro Rata Portion at the time the Valuer is appointed.

15.	PUT / CALL RIGHTS

15.1	Grant of Put Right.

(a)
Purchase at the Option of SoftBank. Subject to the terms and conditions of this agreement, (i) in the event Guardant’s business model changes materially such that the Business is no longer economical in the Territory, to the fullest extent permitted by applicable law, SoftBank shall have the right, but not the obligation, to cause Guardant to purchase all, but, subject to clause 15.1(b)(ii), not less than all, of the Shares held by SoftBank and any of its Affiliates at the Original Purchase Price or (ii) in the event of any Option Trigger, to the fullest extent permitted by applicable law, SoftBank shall have the right, but not the obligation, to cause Guardant to purchase all, but subject to clause 15.1(b)(ii), not less than all, of the Shares held by SoftBank and any of its Affiliates at the Purchase Price, as determined in accordance with clause 14 (the right contemplated by this clause 15.1(a), the “Put Right”).

(b)	Procedures.

(i)
Subject to clause 15.1(b)(iv) below, if SoftBank and its Affiliates, as applicable, desire to sell the Shares pursuant to this clause 15.1, SoftBank shall deliver to Guardant a written notice (the “Put Exercise Notice”) exercising the Put Right and specifying the number of Shares held (the “Put Shares”) by SoftBank and its Affiliates, as applicable and SoftBank’s determination of the Aggregate Purchase Price (including the Fair Value, if applicable). The date upon which such Put Exercise Notice is provided to Guardant is referred to herein as a “Put Exercise Notice Date.” Upon receipt of a Put Exercise Notice, Guardant shall, subject to clause 15.1(b)(iv) below, purchase all of the Put Shares on a date determined by Guardant following receipt of the Put Exercise Notice (the “Put Closing Date”), which date shall not be less than ten (10) nor more than thirty (30) Business Days

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

after the determination of the Aggregate Purchase Price, including in accordance with clause 14.3.

(ii)
If the Fair Value of the JV is determined to be greater than forty percent (40%) of the Fair Value of Guardant (forty percent (40%) of the Fair Value of Guardant being referred to herein as the “Ceiling”), then Guardant shall only be required to purchase the number of Shares held by SoftBank and its Affiliates (as applicable, and on a pro rata basis) having an aggregate value equal to the Ceiling multiplied by the Pro Rata Portion of SoftBank and its Affiliates. For example, if the Fair Value of the JV is fifty million US Dollars (US $50 million) and the Fair Value of Guardant is one hundred million US Dollars (US $100 million), and SoftBank and its Affiliates, on one hand, collectively hold fifty percent (50%) of the JV, and Guardant and its Affiliates, on the other hand, collectively hold the remaining fifty percent (50%) of the JV, Guardant shall only be required to purchase the number of Shares held by SoftBank and its Affiliates having an aggregate value equal to twenty million US Dollars (US $20 million) (i.e., one hundred million US Dollars (US $100 million) as the Guardant Fair Value x forty percent (40%) as the Ceiling x fifty percent (50%) as SoftBank’s and its Affiliates’ Pro Rata Portion), determined based on the Purchase Price attributable to such Shares, and following such purchase, Guardant and its Affiliates shall hold Shares having an aggregate value of $45 million and a Pro Rata Portion equal to 90% of the total Shares outstanding (i.e., its original $25 million in Shares plus the $20 million in Shares so purchased), and SoftBank and its Affiliates shall hold Shares having an aggregate value of $5 million and a Pro Rata Portion equal to 10% of the total Shares outstanding (i.e., its original $25 million in Shares less the $20 million in Shares so purchased). In the event SoftBank and its Affiliates, as applicable, continue to hold Shares following the exercise of its Put Right due to the limits of this clause 15.1(b)(ii), SoftBank and its Affiliates, as applicable, may, no sooner than three (3) months following the date of the last determination of the Fair Value, request that the Fair Value of the JV and Guardant be re-determined in accordance with clause 14. Thus, if upon the subsequent valuation, the Fair Value of the JV is determined to be $50 million and the Fair Value of Guardant is $120 million, and each of Guardant and its Affiliates, on one hand, hold a Pro Rata Portion equal to 90% of the total Shares outstanding, and each of SoftBank and its Affiliates, on the other hand, hold a Pro Rata Portion equal to 10% of the total Shares outstanding, Guardant shall only be required to purchase the number of Shares held by SoftBank and its Affiliates having an aggregate value equal to $4.8 million (i.e., $120 million Guardant Fair Value x 40% Ceiling x 10% SoftBank and Affiliates Pro Rata Portion). SoftBank and its Affiliates, as applicable, may request for subsequent valuations to be performed in accordance with this clause 15.1(b)(ii) until such time as all of the Shares held by any of them have been purchased by Guardant.

(iii)
If for any reason, Guardant fails to purchase all of the Put Shares, Guardant shall pay interest in cash on the Original Purchase Price or Purchase Price, as applicable to any Put Shares required to be purchased as of the Put Closing Date that are not purchased as of the Put Closing Date, which interest shall accrue daily from such Put Closing Date until such date as such Shares are actually purchased at an aggregate per annum rate equal to fifteen percent (15%) and shall be paid monthly on each one (1) month anniversary of the applicable Put Closing Date (or, in the event that the one (1) month anniversary does not fall on a Business Day, on the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

next Business Day following such one (1) month anniversary). The amount of interest payable shall be determined on the basis of a 365-day year. No Put Share shall be deemed to have been purchased until the Original Purchase Price or Purchase Price, as applicable, with respect to such Put Shares, and any accrued interest thereon, has been paid in full, provided, however, that delivery of a promissory note as contemplated in clause 15.2(c) shall constitute payment in full for such Put Shares. This clause 15.1(b)(iii) shall not apply in the event Put Shares are not purchased due to a Ceiling on the purchase of the Shares in accordance with clause 15.1(b)(ii) above.

(iv)	Notwithstanding anything herein to the contrary, the following limitations apply to the exercise period of the Put Right:

(A)
in the event of the Time Based Trigger, the Put Exercise Notice must be delivered to Guardant no later than thirty (30) calendar days following the effective time of the Time Based Trigger; thereafter, SoftBank and its Affiliates, as applicable, may only exercise the Put Right in connection with the Time Based Trigger by delivering a Put Exercise Notice within thirty (30) calendar days of each subsequent anniversary of the effective time of the Time Based Trigger;

(B)
in the event of the IPO Trigger, the Put Exercise Notice must be delivered to Guardant no later than thirty (30) calendar days following the effective time of the IPO Trigger; thereafter, SoftBank and its Affiliates, as applicable, may only exercise the Put Right in connection with the IPO Trigger by delivering a Put Exercise Notice within thirty (30) calendar days of each subsequent anniversary of the effective time of the IPO Trigger; and

(C)
in the event of the Change of Control Trigger, the Put Exercise Notice must be delivered to Guardant no later than thirty (30) calendar days following the effective time of the Change of Control Trigger; thereafter, SoftBank and its Affiliates, as applicable, may only exercise the Put Right in connection with the Change of Control Trigger by delivering a Put Exercise Notice within thirty (30) calendar days of each subsequent anniversary of the effective time of the Change of Control Trigger.

(c)
Consummation of Sale. Subject to applicable law, Guardant will pay the Aggregate Purchase Price: in cash by wire transfer of immediately available funds on the Put Closing Date; or by issuance of shares of capital stock of Guardant (which shares (the “Guardant Put/Call Shares”) shall be: (x) a non-voting security with senior preferences (in the case of liquidation or dividends) to all other classes of equity of Guardant; or (y) if shares of Guardant are publicly traded and listed on a nationally recognized stock exchange, common stock of the same class that is publicly traded and listed on the Put Closing Date with each such share being valued at the Guardant Share Price; or with a combination of consideration contemplated in clauses (i) and (ii) of this sentence. Subject to the immediately preceding sentence, the determination of the form of consideration comprising the Aggregate Purchase Price shall be at Guardant’s discretion. To the extent Guardant elects to pay any portion of the Aggregate Purchase Price in cash, Guardant may elect to deliver such portion in the form of a secured promissory note, payable within

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

eighteen (18) months following the Put Closing Date, and at an interest rate (and other terms) at the prevailing market terms for Guardant’s third party borrowings as of the Put Closing Date, with the obligations of the promissory note being secured by a first lien stock pledge on the Put Shares.

15.2	Grant of Call Right.

(a)
Purchase at the Option of Guardant. Subject to the terms and conditions of this agreement, in the event of any Option Trigger, to the fullest extent permitted by applicable law, Guardant shall have the right (the “Call Right”), but not the obligation, to purchase all, but not less than all of the Shares held by SoftBank and any of its Affiliates, as applicable, at the Purchase Price, as determined in accordance with clause 14.

(b)	Procedures.

(i)
Subject to clause 15.2(b)(ii) below, if Guardant desires to purchase the Shares pursuant to this clause 15.2, Guardant shall deliver to SoftBank and any of its Affiliates holding Shares a written notice (the “Call Exercise Notice”) exercising the Call Right and its intent to purchase all Shares held by SoftBank and its Affiliates, as applicable (the “Call Shares”), and Guardant’s determination of the Aggregate Purchase Price (including the Fair Value). The date upon which such Call Exercise Notice is provided to SoftBank and its Affiliates, as applicable, is referred to herein as a “Call Exercise Notice Date.” Upon delivery of a Call Exercise Notice, Guardant shall, subject to clause 15.2(b)(iii) below, purchase all of the Call Shares on a date determined by Guardant following delivery of the Call Exercise Notice (the “Call Closing Date”), which date shall not be less than ten (10) nor more than thirty (30) Business Days after the determination of the Aggregate Purchase Price, including in accordance with clause 14.4.

(ii)
If for any reason Guardant fails to purchase all of the Call Shares, Guardant shall pay interest in cash on the Purchase Price applicable to any Call Shares to be purchased as of the Call Closing Date that are not purchased as of the Call Closing Date, which interest shall accrue daily from such Call Closing Date until such date as such Shares are actually purchased at an aggregate per annum rate equal to fifteen percent (15%) and shall be paid monthly on each one (1) month anniversary of the applicable Call Closing Date (or, in the event that the one (1) month anniversary does not fall on a Business Day, on the next Business Day following such one (1) month anniversary). The amount of interest payable shall be determined on the basis of a 365-day year. No Call Share shall be deemed to have been purchased until the Purchase Price with respect to such Share, and any accrued interest thereon, has been paid in full, provided, however, that delivery of a promissory note as contemplated in clause 15.2(c) shall constitute payment in full for such Call Shares.

(iii)	Notwithstanding anything herein to the contrary, the following limitations apply to the exercise period of the Call Right:

(A)
in the event of the Time Based Trigger, the Call Exercise Notice must be delivered by Guardant no later than thirty (30) calendar days following the effective time of the Time Based Trigger; thereafter, Guardant, may

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

only exercise the Call Right in connection with the Time Based Trigger by delivering a Call Exercise Notice within thirty (30) calendar days of each subsequent anniversary of the effective time of the Time Based Trigger;

(B)
in the event of the IPO Trigger, the Call Exercise Notice must be delivered by Guardant no later than thirty (30) calendar days following the effective time of the IPO Trigger; thereafter, Guardant, may only exercise the Call Right in connection with the IPO Trigger by delivering a Call Exercise Notice within thirty (30) calendar days of each subsequent anniversary of the effective time of the IPO Trigger; and

(C)
in the event of the Change of Control Trigger, the Call Exercise Notice must be delivered by Guardant no later than thirty (30) calendar days following the effective time of the Change of Control Trigger; thereafter, Guardant, may only exercise the Call Right in connection with the Change of Control Trigger by delivering a Call Exercise Notice within thirty (30) calendar days of each subsequent anniversary of the effective time of the Change of Control Trigger.

(c)
Consummation of Sale. Subject to applicable law, Guardant will pay the Aggregate Purchase Price in cash by wire transfer of immediately available funds on the Call Closing Date, or by issuance of Guardant Put/Call Shares on the Call Closing Date with each such Share being valued at the Guardant Share Price, or with a combination of consideration contemplated in clauses (i) and (ii) of this sentence. Subject to the immediately preceding sentence, the determination of the form of consideration comprising the Aggregate Purchase Price shall be at SoftBank’s discretion. To the extent SoftBank elects to be paid any portion of the Aggregate Purchase Price in cash, Guardant may elect to deliver such portion in the form of a secured promissory note, payable within eighteen (18) months following the Call Closing Date, and at an interest rate (and other terms) at the prevailing market terms for Guardant’s third party borrowings as of the Call Closing Date, with the obligations of the promissory note being secured by a first lien stock pledge on the Call Shares.

15.3
Cooperation. Guardant and SoftBank and each of their Affiliates, as applicable, shall take all actions as may be reasonably necessary to consummate any sale contemplated by this clause 15, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

15.4	Closing. At the closing of any sale and purchase pursuant to this clause 15:

(i)	Guardant shall deliver to SoftBank the Aggregate Purchase Price;

(ii)
SoftBank and each of its Affiliates, as applicable, shall deliver to Guardant a certificate or certificates representing the Shares to be sold (if any), accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary or, if SoftBank or any of its Affiliates allege that such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to Guardant to indemnify Guardant against any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

claim that may be made against Guardant on account of the alleged loss, theft or destruction of such certificate(s);

(iii)
SoftBank and each of its Affiliates, as applicable, shall deliver to Guardant such other instruments of transfer, certificates, agreements and other documents as may be reasonably requested by Guardant for the transfer of the Shares to Guardant free and clear of any Encumbrances, containing customary representations and warranties with respect to their title and ownership of the Shares and due authorization, legal authority and capacity to enter in to the transfer agreement;

(iv)
if applicable, Guardant shall deliver to SoftBank and its Affiliates, as applicable, stock certificates representing any Guardant Put/Call Shares issued as Aggregate Purchase Price or, if Guardant does not certificate shares of its capital stock, shall otherwise ensure that the Guardant Put/Call Shares are registered in the name of SoftBank and its Affiliates, as applicable; and

(v)
if the Guardant Put/Call Shares are publicly traded, each of SoftBank and its Affiliates, as applicable, shall execute and deliver to Guardant an irrevocable proxy appointing Guardant as the attorney-in-fact and proxy, with full power of substitution, for and in the name of SoftBank and each of its Affiliates, as applicable, to vote as Guardant or its proxy or substitute shall, in Guardant’s sole discretion, deem proper with respect to such Guardant Put/Call Shares.

15.5	Conditions Precedent.

(a)
The obligation of Guardant to consummate the purchase of Shares pursuant to this clause 15 shall be subject to the satisfaction of the following conditions at or before such closing: (a) Guardant shall have obtained any waivers or consents necessary or advisable with respect to any agreement that may prohibit or restrict the ability of Guardant to purchase such Shares in accordance with the terms hereof; (b) no judgment, decree, order or resolution shall have been issued by a court of competent jurisdiction that prohibits consummation of the purchase and sale of the Shares; and (c) SoftBank and each of its Affiliates, as applicable, shall have delivered to Guardant each of the items to be delivered by them under clause 15.4.

(b)
The obligation of SoftBank and each of its Affiliates, as applicable, to consummate the sale of Shares pursuant to this clause 15 shall be subject to the satisfaction of the following conditions at or before such closing: (a) SoftBank and each of its Affiliates, as applicable, shall have obtained any waivers or consents necessary or advisable with respect to any agreement that may prohibit or restrict their ability to sell such Shares in accordance with the terms hereof; (b) no judgment, decree, order or resolution shall have been issued by a court of competent jurisdiction that prohibits consummation of the purchase and sale of the Shares; and (c) Guardant shall have delivered to SoftBank and each of its Affiliates, as applicable, each of the items to be delivered by it under clause 15.4.

16.	TERMINATION

16.1	Effectiveness; Termination. This Agreement shall become effective on the Effective Date, and subject to clause 16.2, this agreement shall terminate:

(a)	when one party (including all transferees of such party) ceases to hold any Shares; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)
when a resolution is passed by Shareholders or creditors, or an order is made by a court or other competent body or person instituting a process that will lead to the JV being wound up and its assets being distributed among the JV’s creditors, Shareholders or other contributors; or

(c)	upon the written election of the Second Party delivered to the First Party, in the event of a Shareholder Insolvency Event.

16.2	Survival. On termination of this agreement, the following clauses shall continue in force:

(a)	clause 1 (Interpretation);

(b)	this clause;

(c)	clause 18 (Confidentiality); and

(d)	clause 20 (Miscellaneous).

16.3
Effect of Termination. Termination of this agreement shall not affect any rights, remedies, obligations, or liabilities of the parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination.

16.4
Certain Covenants. Where the JV is to be wound up and its assets distributed, the parties shall agree a suitable basis for dealing with the interests and assets of the JV and shall endeavour to ensure that, before dissolution:

(a)	all existing contracts of the JV are performed to the extent that there are sufficient resources;

(b)	the JV shall not enter into any new contractual obligations; and

(c)	the JV’s assets are distributed as soon as practicable.

17.	STATUS OF AGREEMENT

17.1
Exercise of Voting Rights. Each party shall, to the extent that it is able to do so, exercise all its voting rights and other powers in relation to the JV to procure that the provisions of this agreement are properly and promptly observed and given full force and effect according to the spirit and intention of this agreement. The parties shall, when necessary, exercise their powers of voting and any other rights and powers they have to amend, waive or suspend a conflicting provision in the constitutional documents of the JV to the extent necessary to permit the JV and its Business to be administered as provided in this agreement.

17.2
Controlling Agreement. If there is an inconsistency between any of the provisions in this agreement and the provisions of the constitutional documents of the JV, the provisions of this agreement shall prevail as between the parties.

18.	CONFIDENTIALITY

18.1	Confidential Information. In this clause “Confidential Information” means any information (however recorded or preserved) which:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)
either party may have or acquire (whether before or after the date of this agreement) in relation to the customers, suppliers, business, assets or affairs or plans, intentions or market opportunities and the operations, processes, product information, know-how, designs, or trade secrets of the JV; or

(b)
either party or any of its Affiliates may have or acquire (whether before or after the date of this agreement) in relation to the customers, suppliers, business, assets or affairs or plans, intentions or market opportunities and the operations, processes, product information, know-how, designs, or trade secrets of the other party or any of its Affiliates, as a consequence of the negotiations relating to this agreement or any other agreement or document referred to in this agreement or the performance of this agreement or any other agreement or document referred to in this agreement; or

(c)	relates to the contents of this agreement (or any agreement or arrangement entered into pursuant to this agreement), but excludes the information in clause 18.2.

18.2	Excluded Information. Information is not Confidential Information if:

(a)	it is or becomes generally available to the public (other than as a result of its disclosure in breach of this agreement); or

(b)
a party can establish to the reasonable satisfaction of the other party that it found out the information from a person not connected with the other party or any of its Affiliates and that such person is not under any obligation of confidence in respect of the information; or

(c)
a party can establish to the reasonable satisfaction of the other party that the information was known to the first party before the date of this agreement and that it was not under any obligation of confidence in respect of the information; or

(d)	the parties agree in writing that it is not confidential.

18.3
Non-Disclosure and Non-Use. Each party shall at all times keep confidential (and shall ensure that its employees, agents, Affiliates and the employees and agents of such Affiliates, and the JV shall keep confidential) any Confidential Information and shall not use such Confidential Information except for the purpose of exercising or performing its rights and obligations under this agreement, and shall not disclose such Confidential Information except:

(a)	to its Affiliates or to the other party and/or its Affiliates, or to a party’s professional advisers where such disclosure is for a purpose related to the operation of this agreement; or

(b)	with the written consent of such of the JV or the party or any of its Affiliates that the information relates to; or

(c)
as may be required by law or by the rules of any recognised stock exchange, or governmental or other regulatory body or by a court or other authority of competent jurisdiction, provided that, to the extent it is legally permitted to do so, it gives the other party as much notice of such disclosure as possible; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any of its Affiliates.

18.4
Disclosure to Representatives. Each party shall inform (and shall use all reasonable efforts to procure that any of its Affiliates and the JV shall inform) any officer, employee or agent or any professional adviser advising it in relation to the matters referred to in this agreement, or to whom it provides Confidential Information, that such information is confidential and shall require them:

(a)	to keep it confidential; and

(b)	not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this agreement).

18.5
Return of Confidential Information. On termination of this agreement, each party shall (and shall use all reasonable efforts to procure that its Affiliates, and its officers and employees and those of its Affiliates and the JV shall):

(a)	return to the other party all documents and materials (and any copies) containing, reflecting, incorporating or based on the other party’s Confidential Information; and

(b)
erase all the other party’s Confidential Information from computer and communications systems and devices used by it, including such systems and data storage services provided by third parties (to the extent technically practicable), provided that a recipient party (and / or the JV, as the case may be) may retain documents and materials containing, reflecting, incorporating or based on the other party’s Confidential Information to the extent required by law or any applicable governmental or regulatory authority.

18.6	Survival. The provisions of this clause 18 shall continue to apply after termination of this agreement for any cause.

19.	ANNOUNCEMENTS

19.1
Publicity. Subject to clause 19.2, neither party shall make, or permit any person to make, any public announcement, communication, or circular (the “Announcement”) concerning this agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed). The parties shall consult together on the timing, contents, and manner of release of any Announcement. On the signing of this agreement the parties shall issue a joint announcement about the formation of the JV in agreed form.

19.2
Required Disclosure. Where an Announcement is required by law or any governmental or regulatory authority (including, without limitation, any relevant securities exchange), or by any court or other authority of competent jurisdiction, the party required to make the Announcement shall be permitted to do so, but shall promptly notify the other party.

20.	MISCELLANEOUS

20.1
Representations and Warranties. Each party warrants and represents to the other that, at the date of this agreement, the JV has not carried on any business, has no assets or liabilities, has no employees, and is not a party to any contracts, except as necessary to comply with clause 5.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.2
Further Assurances. Without prejudice to clause 5, at its own expense each party shall, and shall use all reasonable efforts to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as the other party may reasonably require from time to time for the purpose of giving full effect to this agreement.

20.3	Assignment and Other Dealings.

(a)
Subject to clauses 20.3(b) and (c), neither party shall assign its rights or delegate its obligations under this agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

(b)
SoftBank may, without obtaining Guardant’s consent, assign this agreement to any successor to all or substantially all of SoftBank’s assets to which this agreement relates, whether by merger, acquisition, consolidation, sale of shares, sale of assets, or otherwise, provided that such successor would reasonably be considered to have sufficient financial standing to comply with SoftBank’s obligations hereunder. Prior to Closing, SoftBank may determine that the JV should be funded by, and the SoftBank Shares should be issued to, an Affiliate of SoftBank, in which case SoftBank may elect to assign this agreement to such Affiliate, such assignment to be effective prior to Closing, provided: (i) such assignment would not be reasonably expected to adversely impact the determination of a tax-efficient structure for the JV pursuant to clause 9.7(a) and (ii) such such Affiliate would reasonably be considered to have sufficient financial standing to comply with SoftBank’s obligations hereunder. In the event of any assignment or transfer permitted by either of the immediately preceding sentences, the assignee shall be deemed “SoftBank” for the purposes of this agreement; provided, however, that such assignment or transfer shall be contingent upon such assignee providing a written instrument to the JV notifying the JV of such assignment or transfer and agreeing in writing to be bound by the terms of this agreement.

(c)
Guardant may, without obtaining SoftBank’s consent, assign this agreement to any successor to all or substantially all of Guardant’s assets to which this agreement relates, whether by merger, acquisition, consolidation, sale of shares, sale of assets, or otherwise, provided that (i) such successor has a creditworthiness (e.g., assets and capitalization) not less than the assignor and would reasonably be considered to have sufficient financial standing to comply with Guardant’s obligations hereunder and (ii) (x) clause 15.1(b)(ii) shall not apply to the exercise of the Put Right following such assignment and (y) the form of payment in connection with the exercise of the Put Right following such assignment shall no longer be at the discretion of Guardant (or its assignee), but shall be at the discretion of SoftBank (or its assignee). In the event of any assignment or transfer permitted by the immediately preceding sentence, the assignee shall be deemed “Guardant” for the purposes of this agreement; provided, however, that such assignment or transfer shall be contingent upon the assignor providing SoftBank with prior written notice of no less than five (5) Business Days of its intent to make such assignment or transfer and such assignee providing a written instrument to the JV notifying the JV of such assignment or transfer and agreeing in writing to be bound by the terms of this agreement.

(d)	Any assignment not in accordance with this clause 20.3 shall be void and of no effect.

(e)	Each party confirms that it is acting on its own behalf and not for the benefit of any other person.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.4
Entire Agreement. The parties agree that this agreement (together with the Ancillary Agreements) constitutes the entire agreement between the parties and supersede and extinguish all previous arrangements, understandings or agreements between them relating to their subject matter, including the Non-Disclosure Agreement entered into by and between SB Group US, Inc. and Guardant dated January 11, 2016 (for the purposes of this clause, the “Non-Disclosure Agreement”), provided that such Non-Disclosure Agreement will continue to govern any disclosures occurring prior to the Effective Date, and any information deemed to be “Confidential Information” thereunder shall be deemed to be Confidential Information hereunder and protected under the terms of this agreement from and including the Effective Date. Each party acknowledges that in entering into this agreement (and any documents referred to in it), it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance, or warranty that is not set out in this agreement or those documents. Nothing in this clause shall limit or exclude any liability for fraud.

20.5
Variation and Waiver. No variation of this agreement shall be effective unless it is in writing and signed by the parties. A waiver of any right or remedy under this agreement or by law is only effective if it is given in writing and is signed by the person waiving such right or remedy. Any such waiver shall apply only to the circumstances for which it is given and shall not be deemed a waiver of any subsequent breach or default. A failure or delay by any person to exercise any right or remedy provided under this agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy. A person that waives any right or remedy provided under this agreement or by law in relation to one person, or takes or fails to take any action against that person, does not affect its rights or remedies in relation to any other person.

20.6
Costs. Except as expressly provided in this agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this agreement (and any documents referred to in it).

20.7
No Partnership or Agency. Nothing in this agreement is intended to, or shall be deemed to, establish any partnership between the parties (other than for U.S. federal, state, and local income tax purposes if Annex A applies), or constitute any party the agent of another party.

20.8
Good Faith. All transactions entered into between either party (or any Affiliate of a party) and the JV shall be conducted in good faith and on the basis set out or referred to in this agreement or, if not provided for in this agreement, as may be agreed by the parties and, in the absence of such agreement, on an arm’s length basis. Each party shall at all times act in good faith towards the other and shall use all reasonable efforts to ensure that this agreement is observed. Each party shall do all things necessary and desirable to give effect to the spirit and intention of this agreement.

20.9	Notices. A notice given to a party under or in connection with this agreement

(a)	shall be in writing in the English language;

(b)	shall be signed by or on behalf of the party giving it;

(c)
shall be sent to the relevant party for the attention of the contact and to the address specified in this clause, or such other address or person as that party may notify to the other in accordance with the provisions of this clause; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	shall be:

(i)	delivered by hand; or

(ii)	sent by confirmed electronic mail; or

(iii)	sent by airmail or by reputable international overnight courier (if the notice is to be served by post to an address outside the country from which it is sent).
The addresses and fax numbers for service of notices are:
If to SoftBank Group Capital Limited:
1 Circle Star Way
San Carlos, CA 94070

for the attention of: [***]
electronic mail: [***]

with a copy to:

DLA Piper LLP (US)
2000 University Ave
East Palo Alto, California 94043

for the attention of: [***]
electronic mail: [***]

If to Guardant Health, Inc.:

505 Penobscot Drive
Redwood City, California 94063

for the attention of: [***]
electronic mail: [***]

with a copy to:

Latham and Watkins LLP
650 Town Center Dr,
Costa Mesa, California 92626

for the attention of: [***]
electronic mail: [***]

If to the JV:

[Contact to be decided and notified to the parties after formation of the JV]

with copies to:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DLA Piper LLP (US)
2000 University Ave
East Palo Alto, California 94043
for the attention of: [***]
electronic mail: [***]

and

Latham and Watkins LLP
650 Town Center Dr,
Costa Mesa, California 92626

for the attention of: [***]
electronic mail: [***]

A party may change its details for service of notices as specified in this clause by giving notice to the other party. Any change notified pursuant to this clause shall take effect at 9.00 am on the later of: the date (if any) specified in the notice as the effective date for the change; and five (5) Business Days after deemed receipt of the notice. Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause have been satisfied):

(e)	if delivered by hand, on signature of a delivery receipt; or

(f)	if sent by fax, at the time of transmission; or

(g)	if sent by reputable international overnight courier to an address outside the country from which it is sent, on signature of a delivery receipt; and

(h)
if deemed receipt under the previous paragraphs of this clause would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a Business Day), at 9.00 am on the day when business next starts in the place of deemed receipt. For the purposes of this clause, all references to time are to local time in the place of deemed receipt.

20.10
Severability. If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal, and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this agreement. If one party gives notice to the other of the possibility that any provision or part-provision of this agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid, and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

20.11	Survival. This agreement (other than obligations that have already been fully performed) remains in full force after Closing.

20.12	Third Party Beneficiaries. This agreement is made for the benefit of the parties and their successors and permitted assigns and is not intended to benefit, or be enforceable by, anyone else.

20.13	Counterparts. This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

20.14
Remedies Cumulative. Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

20.15	Language. If this agreement is translated into any language other than English, the English language version shall prevail.

20.16
Governing Law. This agreement is governed by, and all disputes arising under or in connection with this agreement shall be governed by, and construed in accordance with the laws of the state of New York (to the exclusion of its conflict of laws rules), except that clause 20.17 and any arbitration hereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2.

20.17
Dispute Resolution. The Parties shall first attempt in good faith to resolve any dispute by negotiation and consultation between themselves.  In the event that any dispute is not resolved within thirty (30) days after one Party provides notice to the other Party of such Dispute (a “Dispute Notice”), all disputes arising out of or relating to this agreement (including its conclusion, interpretation, performance, breach, termination, or invalidity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. Judgment may be entered in any court having jurisdiction thereof. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, its attorneys’ fees and costs. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

[Signature Page follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A
Matters Reserved for Shareholder Approval

1.
Any issuance, purchase or redemption by the JV of any of its Shares or securities convertible into, or carrying a right of subscription in respect of, such Shares (other than (a) in connection with the repurchase of Shares from employees, officers, directors, consultants or other service providers pursuant to agreements providing for such repurchase upon termination of employment or service to the JV, or (b) any Shares issued to the management and / or employees of the JV pursuant to an equity incentive plan adopted in accordance with clause 8.2)).

2.	Altering the name of the JV or altering in any respect any constitutional documents of the JV or the rights attaching to any of the Shares in the JV.

3.	Engaging in a JV Change of Control.

4.
Unless required by applicable law, commencing any voluntary liquidation or any filing of any petition in bankruptcy by (or decision not to oppose any similar petition filed by a third party in respect of) the JV or any determination to dissolve and wind up the affairs of the JV.

5.	Adopting or amending any Share incentive plan.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule B
Tests
Guardant 360

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their authorized representatives and entered into on the date stated at the beginning of it.

Signed by	Jonathan Bullock	(Name)	/s/ Jonathan Bullock
for and on behalf of SoftBank Group Capital Limited			Director (Title)

Signed by	Helmy Eltoukhy	(Name)	/s/ Helmy Eltoukhy
for and on behalf of Guardant Health, Inc.			Chief Executive Officer (Title)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex A

U.S. Tax Provisions

This Annex A sets forth principles under which items of income, gain, loss, deduction and credit of the JV shall be allocated among the Shareholders solely for U.S. federal, state and local income tax purposes. This Annex A also provides for (i) the determination and maintenance of capital accounts, generally in accordance with Treasury Regulations promulgated under Code Section 704(b) and shall be read and interpreted consistent with such purpose and (ii) certain other elections and covenants of the Shareholders that relate to and affect U.S. tax matters. This Annex A shall apply only if JV elects to be treated as a partnership for U.S. federal income tax purposes in accordance with clause 9.7(b)(i) of this agreement. Capitalized terms not otherwise defined in this Annex A shall have the meanings given in clause 1 of this agreement. Unless otherwise expressly indicated, clause references in this Annex A shall refer to the applicable numbered clause of this Annex A, and not to the same numbered clause in this agreement.

1.	INTERPRETATION

1.1	The following definitions apply in this Annex A:
“Book Value” means, with respect to any JV property, the JV's adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704‑l(b)(2)(iv)(d)‑(g) (provided that, in the case of permitted adjustments, the JV chooses to make such adjustments); provided that the Book Value of any asset contributed to the JV (or deemed to be contributed to the JV) shall be equal to the fair market value (as determined by the Board in its good faith reasonable judgment); provided further that the Book Value of assets contributed to the JV as part of a Shareholder's initial Capital Contribution shall be reflected in the opening Capital Accounts.
“Capital Contribution” means a contribution made (or deemed made under Treasury Regulation Section 1.704‑1(b)(2)(iv)(d)) by a Shareholder to the capital of the JV, whether in cash, in other property or otherwise. The amount of any Capital Contribution shall be the amount of cash and the fair market value of any other property so contributed (as determined by the Board in its reasonable good faith judgment), in each case net of any liabilities assumed by the JV from such Shareholder in connection with such contribution and net of any liabilities to which assets contributed by such Shareholder in respect thereof are subject.
“JV Minimum Gain” has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.”
“Losses” for any period means all items of JV loss, deduction and expense for such period determined in accordance with clause 2.2.
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 1.704‑2(b)(1).
“Profits” for any period means all items of JV income and gain for such period determined in accordance with clause 2.2.
“Shareholder Nonrecourse Debt Minimum Gain” has the meaning set forth for “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704‑2(i).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Shareholder Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”
“Shareholder Nonrecourse Deductions” has the meaning set forth for “partner nonrecourse deductions” in Treasury Regulation Section 1.704‑2(i).

2.	MAINTENANCE OF CAPITAL ACCOUNTS

2.1
Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Shareholder in accordance with the Treasury Regulations under Section 704(b) of the Code. In accordance with such Treasury Regulations, the Capital Account of each Shareholder shall be (i) increased by any Capital Contributions made by such Shareholder and such Shareholder's share of items of income and gain allocated to such Shareholder pursuant to clause 3 and (ii) decreased by such Shareholder's share of items of loss, deduction and expense allocated to such Shareholder pursuant to clause 3 and any distributions to such Shareholder of cash or the fair market value of any other property (as determined by the Board in its reasonable good faith judgment and net of liabilities assumed by such Shareholder and liabilities to which such property is subject) distributed to such Shareholder. Any references in this agreement to the Capital Account of a Shareholder shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

2.2
Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes; provided that:

(a)
The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704‑1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(b)
If the Book Value of any property is adjusted pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(c)
Items of income, gain, loss or deduction attributable to the disposition of property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(d)
Items of depreciation, amortization and other cost recovery deductions with respect to property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704‑1(b)(2)(iv)(g).

(e)
To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)
To the extent that the JV distributes any asset in kind to the Shareholders, the JV shall be deemed to have realized gain or loss thereon in the same manner as if the JV had sold such asset for an amount equal to the fair market value (as determined by the Board in its reasonable good faith judgment) of such asset or, if greater and otherwise required by the Code, the amount of debts to which such asset is subject.

2.3
Negative Capital Accounts. No Shareholder shall be required to pay to any other Shareholder or the JV any deficit or negative balance which may exist from time to time in such Shareholder's Capital Account (including upon and after the dissolution of the JV).

2.4
Transfer of Capital Accounts. The original Capital Account established for each transferee Shareholder shall be in the same amount as the Capital Account of the transferring Shareholder (or portion thereof) to which such transferee Shareholder succeeds, at the time such transferee Shareholder acquires any Shares of the transferring Shareholder to which such transferee Shareholder succeeds in accordance with this agreement. The Capital Account of any Shareholder whose interest in the JV shall be increased or decreased by means of (i) the transfer to such Shareholder of all or part of the Shares of another Shareholder or (ii) the repurchase by the JV of any Shares from such Shareholder shall be appropriately adjusted to reflect such transfer or repurchase. Any reference in this agreement to a Capital Contribution of or distribution to a Shareholder that has succeeded any other Shareholder as a transferee shall include any Capital Contributions or distributions previously made by or to the former Shareholder with respect to the Shares of such former Shareholder transferred to such Shareholder.

2.5
Adjustments to Book Value. In the Board's discretion, the JV may adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section 1.704‑1(b)(2)(iv)(f) including as of the following times: (i) in connection with the issuance of Shares; (ii) in connection with the Distribution by the JV to a Shareholder of more than a de minimis amount of the JV's assets, including money, if as a result of such Distribution, such Shareholder's interest in the JV is reduced; and (iii) the liquidation of the JV within the meaning of Treasury Regulation Section 1.704‑1(b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Shareholders under clause 3.1 (determined immediately prior to the issuance of new Shares).

3.	ALLOCATIONS

3.1
Allocation of Profits and Losses. Except as otherwise provided in clause 3.2, Profits and Losses for any Fiscal Year shall be allocated among the Shareholders in such manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Shareholder, (ii) such Shareholder's share of minimum gain (as determined according to Treasury Regulation Section 1.704‑2(g)) and (iii) such Shareholder's Shareholder Nonrecourse Debt Minimum Gain shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the JV under this agreement, determined as if the JV were to (A) liquidate all of the assets of the JV for an amount equal to their Book Value, pay off any JV liabilities and (B) distribute the remaining proceeds in liquidation.

3.2	Special Allocations. The following special allocations shall be made in the following order and priority:

(a)	Loss attributable to Shareholder Nonrecourse Debt shall be allocated in the manner required by Treasury Regulation Section 1.704‑2(i). If there is a net decrease during a Fiscal Year

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in Shareholder Nonrecourse Debt Minimum Gain, Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Shareholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704‑2(i)(4). This clause 3.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Treasury Regulation Section 1.704‑2(i)(4) and shall be interpreted consistently therewith.

(b)
If there is a net decrease in JV Minimum Gain during any Fiscal Year, each Shareholder shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704‑2(f). This clause 3.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Treasury Regulation Section 1.704‑2(f) and shall be interpreted consistently therewith.

(c)
Shareholder Nonrecourse Deductions for any Fiscal Year shall be allocated in the manner required by Treasury Regulation Section 1.704‑2(i). Nonrecourse Deductions for any Fiscal Year shall be allocated to the Shareholders in the same manner any Profits are or would be allocated in such Fiscal Year.

(d)
If any Shareholder who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)(4), (5), and (6) has an adjusted capital account deficit (determined according to Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)) as of the end of any Fiscal Year, then Profits for such Fiscal Year shall be allocated to such Shareholder in proportion to, and to the extent of, such adjusted capital account deficit. This clause 3.2(d) is intended to be a “qualified income offset” provision as described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e)
Profits and Losses described in clause 2.2(e) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Sections 1.704‑1(b)(2)(iv)(j),(k) and (m).

(f)
The allocations described in clauses 3.2(a), 3.2(b), 3.2(c), 3.2(d) and 3.2(e) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704‑1(b) and 1.704‑2 of the Treasury Regulations and as such may not be consistent with the manner in which the Shareholders intend to allocate items of income, gain, loss, deduction and expense or make distributions. Accordingly, notwithstanding other provisions of this clause 3.2, but subject to the requirements of the Treasury Regulations, items of income, gain, loss, deduction and expense in subsequent Fiscal Years shall be allocated among the Shareholders in such a way as to reverse as quickly as possible the effects of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Shareholders to be in the amounts they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations.

3.3	Tax Allocations; Code Section 704(c).

(a)
The income, gains, losses, deductions and expenses of the JV shall be allocated, for U.S. federal, state and local income tax purposes, among the Shareholders in accordance with the allocation of such income, gains, losses, deductions and expenses among the Shareholders

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for purposes of computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the JV's subsequent income, gains, losses, deductions and expenses shall be allocated among the Shareholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)
In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gain, loss, deduction and expense with respect to any property contributed to the capital of the JV shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such property to the JV for U.S. federal income tax purposes and its Book Value at the time of contribution. The Board shall adopt any method approved under Code Section 704(c) and the Treasury Regulations thereunder for taking into account any such variation.

(c)
If the Book Value of any JV asset is adjusted pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value. The Board shall be entitled to adopt any method permissible under Code Section 704(c) and the Treasury Regulations thereunder for taking into account any such variation.

(d)
Allocations pursuant to this clause 3.3(d) are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this agreement.

4.	TAX RETURNS AND ELECTIONS

4.1
Tax Returns. The Board shall cause to be prepared and filed all necessary U.S. federal, state or local income tax returns for the JV. Each Shareholder shall furnish to the Board all pertinent information in its possession relating to JV operations or business that is necessary to enable the JV's income tax returns to be prepared and filed. With respect to any year in which the JV realizes taxable income, gain, loss or deduction for U.S. federal income tax purposes, the JV shall use reasonable efforts to provide each U.S. shareholder with an Internal Revenue Service Schedule K-1 (or equivalent substitute) prepared under the supervision of the Board and consistent with the provisions of this Annex A.

4.2
Tax Matters Partner. Guardant shall be designated as and shall serve as the initial “Tax Matters Partner” (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the JV, and as the Tax Matters Partner, such Person shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. Successor Tax Matters Partners may be designated by Guardant. The Tax Matters Partner shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses incurred by the Tax Matters Partner on behalf of the JV (as determined by the Board). For any tax years for which the provisions of the Title XI Partnership Audit Provisions are effective, the provisions in this clause 4.2 relating to the Tax Matters Partner shall apply to the “partnership representative” within the meaning of Code Section 6223 (as in effect for the relevant tax year).

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Tax Elections. Subject to clause 9.7(b)(i) of this agreement, the Board, in its sole discretion, may make or revoke any available election under the Code or the Treasury Regulations issued thereunder (including for this purpose any new or amended Treasury Regulations issued after the date of formation of the JV).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.